AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 2004


                                                     Registration No. 333-106832


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               Amendment No. 6 to
                               ------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                            NEW FRONTIER ENERGY, INC.
                            -------------------------
                 (Name of small business issuer in its charter)



         Colorado                           1380                   84-1530098
------------------------------    --------------------------     ---------------
  (State or jurisdiction of      (Primary Standard Industrial    I.R.S. Employer
incorporation or organization)    Classification Code Number)
    Identification No.


                         5525 Erindale Drive, Suite 201
                        Colorado Springs, Colorado 80918
                                 (719) 260-8509
                        --------------------------------
          (Address and telephone number of principal executive offices and principal place of business)


                                 Paul G. Laird,
                                    President
                            New Frontier Energy, Inc.
                         5525 Erindale Drive, Suite 201
                        Colorado Springs, Colorado 80918
                                 (719) 260-8509
             -------------------------------------------------------
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                             David J. Babiarz, Esq.
                              Dufford & Brown, P.C.
                            1700 Broadway, Suite 1700
                           Denver, Colorado 80290-1701
                                 (303) 861-8013

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------
Title of Each Class of    Amount to be           Proposed Maximum        Proposed Maximum       Amount of
Securities to Be          Registered(1)          Offering Price Per      Aggregate Offering     Registration Fee
Registered                                       Share(1)                Price(1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------
Common Stock, $.001 par    3,193,904             $.9366                  $2,991,376             $175.50
value, to be issued by
the Company
------------------------- ---------------------- ----------------------- ---------------------- ----------------
         TOTAL             3,193,904
------------------------- ---------------------- ----------------------- ---------------------- ----------------


(1) Consists of common stock of New Frontier Energy, Inc. ("NFE") to be distributed by Wyoming Oil & Minerals, Inc., a Wyoming corporation ("WYOG"), to the holders of its common stock on June 30, 2003 (the "Distribution Record Date") to effect a distribution of NFE's shares. WYOG shareholders will not be charged or assessed for the NFE common stock, and NFE will receive no consideration for the distribution of the foregoing shares. There currently exists no market for NFE common stock. The registration fee has therefore been calculated based on the book value of such securities in accordance with the provisions of Rule 457(f)(2).

In accordance with Rule 416 promulgated under the Securities Act of 1933, this registration statement also covers such indeterminate number of additional shares of common stock as may become issuable upon stock splits, stock dividends or similar transactions.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


             SUBJECT TO COMPLETION, DATED ____________________, 2004

                                   PROSPECTUS
                            NEW FRONTIER ENERGY, INC.
                    Distribution of New Frontier Energy, Inc.
                         3,193,904 shares of Common Stock

We are furnishing this Prospectus to the shareholders of Wyoming Oil & Minerals, Inc. ("WYOG"), a Wyoming corporation. WYOG will distribute all of our outstanding common stock that it owns in a special distribution to its shareholders. Under relevant provisions of federal and state securities laws, WYOG may therefore be considered an underwriter of our common stock.

Shareholders of WYOG will receive one (1) of our shares for every four (4) shares of WYOG which they owned on June 30, 2003, the record date of the distribution. Any fractional shares resulting from the distribution will be rounded to the next highest share. These distributions will be made within ten
(10) days of the date of this Prospectus. We are bearing all costs incurred in connection with this distribution.

Before this distribution, there has been no public market for our common stock and our common stock is not listed on any stock exchange or on the over-the-counter market.

            Investing in our common stock involves substantial risks.

                           See "Risk Factors" (page 2)

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.




                        Dated _____________________, 2004

                                Table of Contents
                                -----------------

SUMMARY.......................................................................1
   BACKGROUND.................................................................1
   OUR BUSINESS...............................................................1
   FINANCIAL DATA.............................................................2
RISK FACTORS..................................................................2
FORWARD-LOOKING STATEMENTS...................................................10
THE DISTRIBUTION.............................................................10
   BACKGROUND AND REASONS FOR THE DISTRIBUTION...............................12
   DISTRIBUTION TRUST........................................................14
   MECHANICS OF COMPLETING THE DISTRIBUTION..................................14
   DIVIDEND POLICY...........................................................15
   CAPITALIZATION............................................................15
   CERTAIN MARKET INFORMATION................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................16
   PLAN OF OPERATION.........................................................16
   RESULTS OF OPERATIONS.....................................................20
   LIQUIDITY AND CAPITAL RESOURCES...........................................21
   OUR ACCOUNTANT............................................................24
BUSINESS.....................................................................24
   OVERVIEW..................................................................24
   DESCRIPTION OF PROPERTIES.................................................24
   SLATER DOME/COAL BANK PROSPECT............................................24
   THE PAWNEE BUTTES PROSPECT................................................26
   THE NUCLA PROSPECT........................................................27
   FACILITIES................................................................27
   EMPLOYEES.................................................................28
   COMPETITION...............................................................28
   GOVERNMENT REGULATION.....................................................28
   GLOSSARY OF TERMS.........................................................29
   LEGAL PROCEEDINGS.........................................................30
MANAGEMENT...................................................................30
   DIRECTORS AND EXECUTIVE OFFICERS..........................................30
   DIRECTOR COMPENSATION.....................................................33
   EMPLOYMENT AGREEMENTS.....................................................33
   EQUITY INCENTIVE PLAN.....................................................33
   EXECUTIVE COMPENSATION....................................................34
   INDEMNIFICATION AND LIMITATION ON LIABILITY OF DIRECTORS..................35
   CONFLICTS OF INTEREST.....................................................35
   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............37
   CHANGES IN CONTROL........................................................39
FEDERAL INCOME TAX CONSIDERATIONS............................................39
   GENERAL...................................................................39
   BACK-UP WITHHOLDING REQUIREMENTS..........................................41
   FEDERAL SECURITIES LAWS CONSEQUENCES......................................42

COMPARISON OF SHAREHOLDERS' RIGHTS...........................................42
DESCRIPTION OF OUR COMMON STOCK..............................................48
   COMMON STOCK..............................................................49
   PREFERRED STOCK...........................................................49
   WARRANTS..................................................................50
   CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION.......................50
   TRANSFER AGENT............................................................50
WHERE YOU CAN FIND MORE INFORMATION..........................................50
LEGAL MATTERS................................................................51
   OUR ACCOUNTANTS...........................................................51
EXPERTS......................................................................52
CONSOLIDATED FINANCIAL STATEMENTS...........................................F-1

                  QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION

Q    How Many NFE Shares Will I Receive?

A: WYOG will distribute to you one (1) share of our common stock for every four (4) shares of WYOG that you own on the record date.

Q:   Why is WYOG distributing the shares of NFE at this time?

A: The Board of Directors of WYOG has determined to separate the business of NFE from that of WYOG. The WYOG board believes that its shares are undervalued relative to its assets, including the assets of NFE. In order to address this perceived deficiency, and in an effort to afford investors an opportunity to focus exclusively on the business of NFE, the WYOG board has determined to distribute all shares of NFE to its shareholders at this time so NFE can operate as a separate entity.

Q:   What Are Shares of NFE Worth?

A: The value of our shares will be determined by their trading price after the distribution. We do not know what the trading price will be and we can provide no assurances as to value.

Q:   What Will NFE Do After the Distribution?

A: NFE will continue to operate as a holding company for Skyline Resources, Inc. which explores for and develops oil and natural gas properties. We may also investigate other acquisitions in the oil and gas industry.

Q: Will NFE Shares Be Listed On A National Stock Exchange Or The Nasdaq Stock Market?

A: Our shares will not be listed on any national stock exchange or the Nasdaq Stock Market. It is our hope that the shares will be quoted by one or more market makers on the OTC Electronic Bulletin Board, although we have no agreements or understandings with any market maker to do so.

Q:   What Are The Tax Consequences To Me Of The Distribution?

A: We have not requested and do not intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax-free spin-off under U.S. tax laws. This is because one of the requirements under U.S. tax laws for the transaction to constitute a tax-free spin-off is that both WYOG and NFE must have been engaged in an active trade or business for at least five years prior to the date of distribution. Since we have been in existence only four years, we do not believe that we can satisfy this requirement. We therefore believe that the fair market value of the NFE shares will reduce your basis in your WYOG shares, and any excess will be treated as capital gain. Consequently, the total value of the distribution, as well as your initial tax basis in our shares, will be determined by the fair market value of our common shares at the time of the distribution. (See, "FEDERAL INCOME TAX CONSIDERATIONS.")

Q:   What Do I Have To Do To Receive My NFE Shares?

A: No action is required by you. You do not need to pay any money or surrender your WYOG common shares to receive our common shares. The number of WYOG common shares you own will not change. If your WYOG common shares are held in a brokerage account, our common shares will be credited to that account. If you own your WYOG common shares in certificated form, certificates representing your NFE common shares will be mailed to you.

Q:   Why am I Receiving This Prospectus if I Have Already Sold my WYOG Common
     Stock?

A: You have received this prospectus if you owned WYOG common stock on the record date, June 30, 2003. Even if you have sold your WYOG common stock after the record date, you are entitled to receive the distribution of NFE shares.

Q:   When will I receive my NFE Shares?

A: All of our common shares will be delivered to the distribution agent within 10 days of the date of this prospectus. If you hold your WYOG common stock in a brokerage account, your shares of our common stock will be credited to that account. If you hold your WYOG common stock in certificated form, a certificate representing shares of our common stock will be mailed to you by the distribution agent. The mailing process is expected to take approximately 30 days.

Q:   What will be the relationship of NFE and WYOG after the distribution?

A: After the distribution, WYOG and NFE will be owned separately. After that date, shares of each company may trade independently. The Board of Directors of WYOG and NFE will have two members in common. This will be the only relationship between the companies following the distribution.

                                     SUMMARY

     The following information summarizes the more detailed information in this prospectus. However, you should read this entire prospectus, including the detailed financial statements at the end, before making a decision to invest in our shares.

Background

     We were originally formed and organized under the laws of the State of Colorado in January of 2000 to operate an on-line storage rental service. That business never progressed past the development stage. In March 2001, we changed our name to New Frontier Energy, Inc. and commenced operations in the oil and gas industry through the acquisition of all of the outstanding shares of Skyline Resources, Inc. Skyline is now operated as our subsidiary.

     In February 2002, we were acquired by WYOG. Our board of directors and shareholders determined at that time that it would be beneficial for us to operate as part of a publicly traded company. That decision provided us access to additional funding to continue development of our oil and gas assets.

     The board of directors of WYOG has now decided, as part of its strategic plan, to divest itself of our operations. Accordingly, WYOG transferred certain assets and liabilities to us effective February of 2003, and appointed new management. The shares of our common stock being distributed under this prospectus represent 100% of our outstanding shares.

     This distribution of our common stock is the first public distribution of our shares. It is our intention to seek a market maker to publish quotations for our shares on the OTC Electronic Bulletin Board; however, we have no agreement or understanding with any potential market maker at this time. Accordingly, we can provide no assurance to you that a public market for our shares will develop and if so, what the market price of our shares may be.

     Please note that throughout this prospectus, and unless otherwise noted, the words "we," "our" or "us" refers to New Frontier Energy, Inc. and our wholly owned subsidiary, Skyline.

Our Business

     We explore for, and develop, oil and natural gas. We currently have an interest in two properties, the Slater Dome/Coal Bank Draw Prospect, located in northwest Colorado and southwest Wyoming, and the Nucla Prospect, located in central Colorado. Each of these properties is undeveloped, which means they do not currently produce any oil or natural gas. The Slater Dome/Coal Bank Draw Prospect and Pawnee Buttes Prospect are operated by independent third parties, while the Nucla Prospect is essentially dormant. The Company participated in drilling a test well to the Morrison Formation in the Pawnee Buttes Prospect which resulted in a dry hole; consequently, the Company is in the process of abandoning that prospect. The Nucla Prospect is owned with a number of independent third parties who have combined their acreage positions in this area in order to share costs and provide marketing skills in an effort to sell the acreage to one or more other third parties.

     Our primary asset, owned by our subsidiary Skyline, is a 30% working interest in the Slater Dome/Coal Bank Draw Prospect. That property consists of approximately 25,000 gross acres of oil and gas leases operated by Cedar Ridge, LLC, an independent third party. Cedar Ridge acquired its interest in the property and took over as operator in April 2003. Our objective with this property is to produce coal bed methane gas that we believe exists in subsurface formations. Eight wells and one water disposal well currently exist on the property, and we own an interest in each of these wells, together with the associated equipment and leasehold interests. These wells are currently not producing pending additional exploration and development and construction of a gathering pipeline to deliver the gas to market.

     The Pawnee Buttes Prospect consists of a 10% working interest in 793.82 acres in Weld County, Colorado. The Company participated in drilling a test well to the Morrison Formation in November 2003 which resulted in a dry hole. We abandoned our interest in this property.

     The Nucla Prospect consists of approximately 40,000 gross acres on 28 different oil and gas leases in Montrose County, Colorado. Our participation in that acreage varies, on a lease-by-lease basis, between 20 and 30%. In 2003, we and the other participants sold our respective interests to a third party under an option agreement, but the property reverted to us after the third party failed to make required payments. We continue our efforts to sell that property and hope to sell it for cash, retaining an overriding royalty interest, and, depending on the terms of sale, a carried or back-in working interest. We and the other participants will participate in proceeds of any sale by first recovering our individual lease and other costs of sale, and then pro rata based on our interest in the individual leases.

     Our principal executive offices are currently located in Colorado at 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918. Our telephone number at that address is (719) 260-8509, and our facsimile number is (719) 260-8516. We maintain our office with that of Wyoming Oil & Minerals, Inc.

Financial Data

     Since our inception, we have received minimal revenue and accumulated a loss from operations of $1,706,052 through November 30, 2003. Our activities to date have been limited to organizational efforts, raising capital, developing the Slater Dome/Coal Bank Draw Prospect and drilling three dry holes, one each in Kansas, Colorado and Wyoming.


     At November 30, 2003, we had current assets of $223,569 and current liabilities of $270,551, resulting in a working capital deficit of $46,982. Our total assets equaled $2,991,376 at that date, consisting primarily of undeveloped oil and gas properties.

                                  RISK FACTORS

     You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding to invest in shares of our common stock. The occurrence of any of the following risks could materially and adversely affect our business, financial condition and operating results. In this case, the trading price of our common stock could decline and you might lose all or part of your investment.

     Due to our lack of operating history, there is no assurance that we will continue in operation. We are a new entrant into the oil and gas industry. We were formally organized in January 2000 and did not commence operation in the oil and gas industry until February 2001. Our activities to date have been limited to organizational efforts, raising capital, acquiring, exploring and developing oil and gas properties. We have essentially no history of production or generating revenue. We face all of the obstacles encountered by any new business, including a need for working capital, need for additional personnel, the absence of established policies and procedures, competition and lack of an established reputation. There is no assurance that we will be successful in overcoming these obstacles.

     We have a history of losses from operation and negative cash flow that is likely to continue unless we economically produce oil or natural gas. We have accumulated an operating loss since inception of $1,706,052 and have had virtually no revenue. During the nine months ended November 30, 2003, our operations used $205,155 of cash. This deficit was paid for by contributions from WYOG. Substantially all of our cash flow since inception has come from short-term loans, equity investments, contributions from our former corporate parent and the sale of oil and gas properties. Our operating losses stem from the absence of any oil and gas production. Unless we economically produce oil and gas in the future, those losses will continue. If we continue to experience losses from operations and negative cash flow as we have in the past, the price of our common stock may be adversely affected.

     Our financial statements for the fiscal year ended February 28, 2003 show a deficit in working capital and cumulative operating losses. Unless we address the deficits, obtain additional cash flow and generate cash flow from operations, we may be forced to reduce or cease operations. To address this concern, WYOG has contributed $650,000 from a private placement of its common stock to our capital and committed to continue efforts to assist us in raising additional funds. Further, we expect that the gathering pipeline to our Slater Dome/Coal Bank Draw Prospect will be completed by this summer and that cash flow from that Prospect will begin. However, WYOG has no obligation to contribute any more funds to assist with our capital requirements and there is no assurance that any of these events will materialize, and investors should be aware of the risks of investing in our common stock.


     Our continuing need for working capital may require us to sell our stock at a discount, sell our assets or undertake other activities that would operate to the disadvantage of our shareholders. Our lack of working capital stems from a number of factors, including our recent organization, the absence of producing properties and limited capitalization. Our need for working capital may in turn affect how we operate. The operating agreement with Cedar Ridge requires that we pay our proportionate share of costs and expenses incurred in developing the Slater Dome/Coal Bank Draw Prospect after receiving credit for up to $500,000 to be paid by Cedar Ridge, and these costs may be substantial. To March 2004 we have had expenses charged against the credit in the amount of $425,295, leaving $74,705 credit remaining. We also require capital if we hope to participate in the construction of a gathering pipeline and the drilling of additional wells at the Slater Dome Prospect. We will also require additional capital for administrative expenses and acquisition of any additional properties. These capital requirements will be substantial, estimated in excess of $1 million for the 2005 fiscal year. We have no assured source of financing for these capital requirements. It is our management's belief that if we are successful in proving the existence of economic amounts of reserves at the Slater Dome/Coal Bank Draw Prospect, obtaining additional capital will be simplified. Proving the productive capacity of the existing wells would allow us to seek project or production financing which would otherwise be unavailable. However, there is no assurance that our development of the Slater Dome/Coal Bank Draw Prospect will result in proved reserves or that financing can be obtained on terms acceptable to us.

     Since we have no proved oil and gas reserves at this time, investors in our common stock cannot be assured that we will have any cash flow in the future. The Slater Dome/Coal Bank Draw Prospect is our primary oil and gas property where we have invested most of our capital resources. This prospect is still in the development stage, and no estimate can be made at this time as to proved oil and natural gas reserves, nor can any guarantees be made that sufficient reserves will be discovered for production. The absence of a sustained production history and a gathering pipeline to deliver gas from the property to market prevents our engineers from assigning any proved reserves to the property. As a result, investors have no assurance that we will have any future cash flow.


     Even if we are successful in proving additional oil or gas reserves, we or a third party must construct a natural gas gathering pipeline at a substantial cost to deliver this product to market. In order for us to sell any natural gas from our Slater Dome/Coal Bank Draw Prospect, a gathering pipeline to deliver natural gas from the property to an interstate or intrastate natural gas pipeline system will have to be constructed and maintained. To accomplish that purpose, we have offered an exclusive option to build the gathering pipeline to a company affiliated with our President; such offer was made prior to his affiliation with the Company. We expect that this company will accept the option and begin construction of the line in the near future. However, construction has not yet begun and there is no assurance that the line will be constructed. If we or the other company are unable to obtain the capital necessary to construct the gathering pipeline, construction will be postponed or cancelled and the marketing and sale of the gas may be postponed indefinitely. Also, construction and maintenance of the gathering pipeline will likely be supervised by a third party over which we have no control.

     Substantially all of our investment is tied up in one property, and if that prospect is not productive of oil or natural gas, we will be forced to seek additional opportunities. Substantially all of our current capital investment is tied up in the Slater Dome/Coal Bank Draw Prospect. Since this Prospect is not currently developed, we are dependent on the development efforts to prove reserves at Slater Dome/Coal Bank Draw for additional cash flow. If we are unable to prove that such Prospect can be productive of oil and natural gas, we will be forced to seek additional investments. Investigating and locating suitable property for acquisition is expensive and time consuming. Even if we are successful in identifying one or more additional properties for acquisition, there is no assurance that we can obtain such property at reasonable prices or that sufficient working capital will be available to finance the acquisition. Our dependence on a single prospect property for cash flow increases the risk of our future success.

     Decisions by the operator of the Slater Dome/Coal Bank Draw Prospect may effect our capital requirements and subject us to financial penalties for failure to comply. The Slater Dome/Coal Bank Draw Prospect is subject to an operating agreement with Cedar Ridge, LLC, the owner of a 36.666667% interest in the field. The operator of that property has control over the management of operations on the Prospect and makes decisions regarding development of the field. These decisions may affect our capital requirements. Under the terms of the operating agreement, we have the option to participate in drilling on a well- by-well basis, or up to as many as 13 wells at one time. If we elect to participate in drilling, we are obligated to contribute 30% of the costs after receiving credit for up to $500,000 to be paid by Cedar Ridge, and if we are unable to make such payments, we will be subject to a 450% penalty for our pro rata share of the costs.

     Oil and gas operations are affected by fluctuations in oil and natural gas prices and low prices could have a material adverse effect on the future of our operations. Our future success will depend largely on the prices received for natural gas and oil production. Prices received also will affect the amount of future cash flow available for capital expenditures and may affect the ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically produced from reserves either discovered or acquired.

     Prices for natural gas and oil fluctuate widely. For example, natural gas and oil prices declined significantly in 1998 and 2001, and, for an extended period of time, remained below prices obtained in previous years. Factors that can cause price fluctuations include:

     *    The level of consumer product demand;

     *    Weather conditions;

     *    Domestic and foreign governmental regulations;

     *    The price and availability of alternative fuels;

     *    Political conditions in natural gas and oil producing regions;

     *    The domestic and foreign supply of natural gas and oil;

     *    The price of foreign imports; and

     *    Overall economic conditions.

     We are in the oil and natural gas business that involves many operating risks that can cause substantial losses. The oil and natural gas business involves a variety of operating risks, including:

     *    Fires;

     *    Explosions;

     *    Blow-outs and surface cratering;

     * Uncontrollable flows of underground natural gas, oil or formation water;

     *    Natural disasters;

     *    Pipe and cement failures;

     *    Casing collapses;

     *    Embedded oilfield drilling and service tools;

     *    Abnormal pressure formations; and

     * Environmental hazards such as natural gas leaks, oil spills, pipeline ruptures or discharges of toxic gases.

     If any of these events occur, we could incur substantial losses as a result of:

     *    Injury or loss of life;

     * Severe damage to and destruction of property, natural resources or equipment;

     *    Pollution and other environmental damage;

     *    Clean-up responsibilities;

     *    Regulatory investigation and penalties;

     *    Suspension of our operations; or

     *    Repairs necessary to resume operations.

     If we were to experience any of these problems, it could affect well bores, gathering systems and processing facilities, any one of which could adversely affect our ability to conduct operations. We may be affected by any of these events more than larger companies, since we have limited working capital. We currently maintain $1 million of liability insurance. However, for some risks, neither we nor our subsidiary may obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect operations. Moreover, we cannot assure our shareholders that we will be able to maintain adequate insurance in the future at rates considered reasonable.

     Distribution of our stock may adversely affect our ability to obtain additional financing. Prior to the date of the proposed distribution, we have received substantially all of our financing through private equity obtained without the assistance of commercial lenders or investment bankers. Financing has been arranged through the contacts of our officers and directors, primarily Messrs. Raymond McElhaney and Bill Conrad. If the distribution is completed as contemplated in this prospectus, we will operate as an entity separate from WYOG. While Messrs. McElhaney and Conrad will continue on our board of directors, they will no longer be officers of NFE. As a result, we may have difficulty obtaining additional financing in the future. Management does not believe that we are a candidate for conventional financing, as we do not presently have sufficient cash flow to demonstrate our ability to repay any indebtedness. Further, we are not presently large enough to attract the interest of most investment bankers although we hope to do so if a gathering pipeline is completed and we are able to produce gas. Investors in our common stock should be aware of these possible limitations.

     Since we do not believe that the distribution of our common stock will be tax free to recipients, those individuals will experience a reduction in their income tax basis or taxable gain on the distribution. While we have not solicited or received the opinion of a certified public accountant or other tax adviser as to the tax treatment of the proposed distribution, we do not believe the distribution of our common stock will be tax free to the recipients. As a result, recipients will have their basis in WYOG common stock reduced by the value of the distribution. This reduction, in turn, will be equal to the fair value of the NFE stock on the date of distribution. The fair market value of the distribution will reduce basis otherwise available to offset future sales of NFE or WYOG common stock. In some circumstances, investors with a low basis in their stock may recognize capital gains. If required by law, we anticipate issuing Internal Revenue Service Form 1099's to each recipient of a distribution of this dividend.

     Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new individuals in the event any of our employees resigned or departed for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of our existing officers, Paul Laird and Les Bates. While each of these individuals has significant experience in the oil and gas industry, we do not have key man life insurance on either of these individuals. We may not have the financial resources to hire a replacement if one or both of our officers died. The loss of service of either of these individuals could therefore significantly and adversely affect our operations.

     Our officers serve only part time and are subject to conflicts of interest. Each of our executive officers, representing our only current employees, serves on a part time basis. Each devotes part of his working time to other business endeavors, including consulting relationships with other oil and gas entities, and has responsibilities to these other entities. Because of these relationships, such individuals will be subject to conflicts of interest. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the company. As an example of these potential conflicts, our President, Paul Laird, is affiliated with a company called Natural Resources Group, Inc., to which we granted an exclusive option to construct the gathering pipeline to deliver gas from our Slater Dome Prospect. While Mr. Laird was not an officer or director of our company at the time this option was granted, he occupies that position presently. His position as an officer, director and principal shareholder of Natural Resources Group, Inc. and officer and director of our company creates a potential conflict with regard to his duties to each entity. Each of our officers and directors has agreed that any business opportunity that comes to their attention in the future shall first be presented to the company. Nonetheless, these relationships present conflicts which may exist for the foreseeable future.

     Since no broker or dealer has committed to create or maintain a market in our stock, there is no assurance that our stock will be quoted in the OTC Bulletin Board, and purchasers of our common stock may have difficulty selling their shares, should they desire to do so. It is our intention to seek one or more broker-dealers to apply for quotation of our common stock in the OTC Bulletin Board following the date of this prospectus. However, we have no agreement with any broker-dealer at this time, and there is no assurance that we will be successful in finding one in the future. In addition, we believe that our stock will be characterized as a "micro-cap" security and therefore subject to increased scrutiny by the NASD. A micro-cap security is generally a low priced security issued by a small company, or stock of companies with low capitalization. If we are unable to obtain quotation of our common stock on the Bulletin Board, trading in our stock will be limited, and purchasers of our common stock may have difficulty selling their shares, should they desire to do so.

     As our stock will not be listed on Nasdaq, trading in our shares may be subject to rules governing "penny stocks," which will impair trading activity in our shares. It is likely that our common stock will not initially be listed on Nasdaq and may therefore be subject to rules adopted by the Securities and Exchange Commission regulating broker dealer practices in connection with transactions in penny stocks. Those disclosure rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document prepared by the Commission. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for stockholders to dispose of their shares.

     Our stock price may be volatile and as a result you could lose all or part of your investment. In addition to volatility associated with OTC securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

     o    Changes in the world wide price for oil or natural gas;

     o    Disappointing results from our discovery or development efforts;

     o    Failure to meet our revenue or profit goals or operating budget;

     o    Decline in demand for our common stock;

     o Downward revisions in securities analysts' estimates or changes in general market conditions;

     o    Technological innovations by competitors or in competing technologies;

     o    Investor perception of our industry or our prospects; and

     o    General economic trends

     In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price.

     Issuances of our stock in the future could dilute existing shareholders and adversely affect the market price of our common stock, if a public trading market develops. We have the authority to issue up to 50,000,000 shares of common stock, 25,000,000 shares of preferred stock, and to issue options and warrants to purchase shares of our common stock without stockholder approval. Because our common stock is not currently quoted in Nasdaq or listed on an exchange, we are not required to solicit shareholder approval prior to issuing large blocks of our stock. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Because we believe that trading in our common stock will initially be limited, the issuance of our stock may have a disproportionately large impact on its price compared to larger companies.

     The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

     Colorado law and our Articles of Incorporation may protect our directors from certain types of lawsuits. Colorado law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our Articles of Incorporation permit us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

     We do not expect to pay dividends on our common stock in the foreseeable future. We have not paid dividends on our common stock to date, and there are no plans to pay any in the foreseeable future. Our initial earnings, if any, will be retained to finance our growth. Any future dividends will be directly dependent upon our earnings, our financial requirements and other factors. We do not anticipate paying any dividends in the foreseeable future. (See "Description of Securities.")

     Due to the absence of a trading market for our common stock or the participation of an underwriter in this offering, the price of our common stock will be arbitrarily determined. Investors in this offering will not share the benefit of an established trading market as an indication of the value of our common stock. Furthermore, we have not retained an investment banker to assist in marketing our common stock. As a result, investors may have difficulty valuing the common stock in any transactions in which they may engage.

FORWARD-LOOKING STATEMENTS

     This prospectus and the information incorporated by reference, contain statements that plan for or anticipate the future. Forward-looking statements include statements about our ability to develop and produce oil or natural gas, statements about our future business plans and strategies, statements about future revenue and the receipt of working capital, and most other statements that are not historical in nature. In these documents, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. Prospective investors are urged not to put undue reliance on these forward-looking statements.

     A few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific Risk Factors identified above, include:

     a. Changes in the general economy, affecting the disposable income of the public;

     b.   Technological changes in the oil and natural gas industry;

     c.   The political and military situation in the Middle East, especially
          Iraq;

     d.   Our costs and the pricing of our products;

     e.   The level of demand for our services; and

     f.   Changes in our business strategy.

     The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offering, as we are not presently registered as a public company.

                                THE DISTRIBUTION

Distributing Company            Wyoming Oil & Minerals, Inc., a Wyoming
                                corporation

Shares to be Distributed        3,193,904 shares of our common stock, $.001
                                par value, subject to additional shares
                                necessitated by rounding of fractional shares resulting from the distribution. The shares to be distributed will represent 100% of our total common shares outstanding.


Distribution Ratio              One (1) share of our common stock for every
                                four (4) shares of WYOG common stock owned of record on June 30, 2003. No cash distributions will be paid.

No Payment Required             No holder of WYOG common stock will be required
                                to make any payment, exchange any shares or to take any other action in order to receive our common shares.

Record Date                     The  record  date for WYOG's  distribution  of
                                our shares is June 30, 2003. The list of WYOG common shareholders eligible to participate in the distribution will be determined by notice through ADP and the Depository Trust
                                Corporation. After the record date, the WYOG shares will trade "ex dividend," meaning that persons who buy their common shares after the record date are not entitled to participate in the distribution.

Prospectus Mailing Date         _________________,  2004.  We have mailed this
                                prospectus  to you on or about this date.

Distribution Date               All of our  common  shares,  which  are  held
                                in a  trust,  will  be delivered to the
                                distribution agent, Corporate Stock Transfer,
                                Inc., on  this  date,  and  the   distribution
                                will  be  completed.   The distribution  date
                                will be a date within ten (10) days following the prospectus mailing date designated above. If you hold your WYOG common shares in a brokerage account, your shares of our common stock will be credited to that account.
                                If you hold WYOG shares in a certificated form, a certificate representing your shares of our common stock will be mailed to you; the mailing process is expected to take about thirty (30) days.

Distribution Agent              The distribution  agent for the distribution
                                will be Corporate Stock Transfer, Inc., of
                                Denver, Colorado

Listing and Trading of Our      There  is  currently  no  public  market  for
Shares                          our  shares.  We do not expect a market for our
                                common shares to develop until after the distribution date. Our shares will not qualify for trading on any national or regional stock exchange or on the Nasdaq Stock Market.
                                We will attempt to have one or more
                                broker/dealers agree to serve as marketmakers and quote our shares on the over-the-counter market on the OTC Electronic Bulletin Board maintained by the NASD. However, we have no present agreement, arrangement or understanding with any broker/dealer to serve as a marketmaker for our common shares.
                                Eventually, we may apply for listing of our common stock on the AMEX or Nasdaq. If a public trading market develops for our common shares, of which there can be no assurance, we cannot ensure that an active trading market will be available to you. Many factors will influence the market price of our shares, including the depth and liquidity of the market which develops, investor perception of our business and growth prospects and general market conditions.

Background and Reasons for the Distribution

     WYOG was incorporated under the laws of the State of Wyoming in 1973 as Wyoming Coal Corporation. It was organized primarily to hold and develop coal leases and oil and gas properties. As the company evolved, its emphasis shifted from coal to oil and gas leases and production. The Company's name was changed in 1981 to more accurately reflect its business. WYOG no longer owns any coal leases.

     In February 2002, WYOG acquired all of our outstanding stock in a share exchange. WYOG acquired all of our common stock in exchange for the issuance of 8,556,923 shares of its common stock, representing one share for each of our shares then outstanding. The amount of stock issued in the exchange was determined by negotiation between representatives of WYOG and us, and was based on such factors as the estimated fair market value of our assets, the estimated oil and gas reserves that could be produced from our properties, the proximity of the properties to existing, producing oil and gas properties, the number of wells previously drilled on the property and preliminary results of such drilling, costs for future drilling, proximity of the properties to gas delivery systems, the trading price of oil and gas, the trading price of WYOG's common stock, estimated cash flow and other financial criteria. None of these factors alone was determinative, but considered together by the parties. We do not believe that WYOG obtained an independent appraisal of our assets prior to the acquisition. There was no relationship between WYOG and us at the time of this transaction. However, subsequent to the acquisition, the officers and directors of WYOG resigned and were replaced by individuals nominated by us.

     Shortly following our acquisition by WYOG, management of WYOG hoped to supplement our exploration and development activities with the field service operations of Blue Star. As a result, WYOG acquired all of the outstanding stock of Blue Star Acid Services, Inc., a Kansas corporation engaged in oil field service operations. However, as time passed, management determined that combining these diverse operations was strategically undesirable. Investors did not understand the relationship between oil and gas exploration and development, on the one hand, and field service operations on the other.

     The decision to separate our company from WYOG was based on several factors. It was originally assumed that combining these operations would enhance WYOG's ability to obtain capital for our exploration and development activities. However, prospective investors took little interest in the company or operations of Blue Star. Management also found it difficult to explain the strategic value of aligning exploration and development activities in Colorado and Wyoming with field service operations in Kansas and Oklahoma. Finally, while the operations of Blue Star have improved since WYOG's acquisition, that improvement has not translated to an improvement in the price of WYOG's stock. As a result of these observations, management considered divesting the exploration and development activities from field service operations.

     Selling the field service operations was not considered a viable alternative. WYOG management did not believe the true value could be obtained in a cash sale to an independent third party. Further, the revenue and cash flow of Blue Star was simply too small to attract interest from many buyers. Finally, management did not wish to subject the shareholders of WYOG to a lengthy and protracted process of investigating suitable buyers, thereby missing other opportunities which might be available.

     As a result, in April 2003, the board of directors of WYOG determined to separate the oil and gas exploration and development activities from the field service operations. To accomplish this objective, the board resolved to investigate the possibility of distributing our shares in a dividend to its shareholders. The decision was finalized in June 2003. At the same time, the one share of our stock owned by WYOG was split into 12,775,616 shares to permit this contemplated distribution. On March 3, 2004, our Board of Directors authorized and the Trustee approved a reduction in the number of shares outstanding to 3,193,904 in connection with a one for four reverse split of our outstanding common stock.

     This distribution was designed to accomplish the following objectives:

     o Allowing management of each business to focus solely on the challenges and opportunities of that business;

     o Allowing investors to focus on the business and prospects of each company separately;

     o Enhancing access to financing by allowing the investment community to focus separately on the business of each entity;

     o Allowing WYOG shareholders a continuing opportunity to share in the growth of NFE; and

     o Allowing WYOG to explore other opportunities, both within and outside the oil and gas industry.

At the same time that it adopted this resolution in April, the Board of WYOG undertook to reorganize our management. Former officers Jubal Terry, Raymond McElhaney and Bill Conrad were replaced by Paul G. Laird as President and Les Bates as Secretary/Treasurer. Concurrently, Ronald McGinnis resigned from the NFE board and was replaced by Messrs. Laird, Bates and Grant Gaeth. Mr. Terry also resigned from our Board.

     In connection with our reorganization, WYOG transferred certain assets and liabilities to us effective February 28, 2003. The assets and liabilities transferred to us represented all assets and liabilities of WYOG other than those associated with the operations of Blue Star. The following information summarizes the assets and liabilities transferred by WYOG and assumed by us:



              Assets                               Book Value
              ------                               ----------

     o    Accounts receivable                       $ 3,527

     o    Production payment receivable              90,000

     o    Producing overriding royalty interest     106,000

          o    Less, accumulated depreciation       (52,918)

     o    Working interests                          33,682

     o    Other interest in oil and gas properties  107,364

     o    Account receivable-related party          684,460
                                                   --------

     Total                                         $972,115


                           Liabilities Assumed
                           -------------------

     o    Accounts payable                          $ 2,299

     o    Interest payable                            1,416

     o    Notes payable                             485,550
                                                  ---------

     Total liabilities                             $489,265

Distribution Trust

     Effective June 6, 2003, WYOG caused the 12,775,616 shares to be transferred to a Distribution Trust. That number was reduced to 3,193,904 in connection with a reverse split of our stock effective March 3, 2004. Under the terms of the Trust Agreement, Bill M. Conrad, as Trustee, is to complete the registration and distribution of the shares for the benefit of the WYOG shareholders of record as of June 30, 2003, the distribution record date, who are the beneficiaries under the Trust. Prior to the creation of the Distribution Trust and the transfer of the shares to the trust, the dividend had been declared, but not paid, since distribution of the shares is dependent upon completion of their registration with the Commission. In order to accommodate this request, WYOG created the Trust Agreement and transferred the shares to the Trustee pending completion of the distribution.


Mechanics of Completing the Distribution

     Within ten (10) days following the date that the SEC declares effective the registration statement that includes this prospectus, the Trustee will deliver to the distribution agent, Corporate Stock Transfer, Inc., 3,193,904 shares of our common stock to be distributed to the WYOG shareholders, pro rata.

     If you hold your WYOG common shares in a brokerage account, your shares of our common stock will be credited to that account. If you hold your WYOG common shares in certificated form, a certificate representing shares of our common stock will be mailed to you by the distribution agent. The mailing process is expected to take about thirty (30) days. If the Distribution Agent is unable to locate any WYOG shareholder for any reason, those shares will be converted into cash and the cash will be distributed or held by WYOG for their benefit.

     No holder of common shares of WYOG is required to make any payment or exchange any shares in order to receive our common shares in the distribution.

Dividend Policy

     We have not declared or paid cash dividends on our common stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Future cash dividends, if any, will be determined by our board of directors.


Capitalization

     The following table sets forth our capitalization as of November 30, 2003. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.


                       Debt                                         As of November 30, 2003
                       ----                                         -----------------------

         Current maturities of debt                                 $       152,000

         Long term debt                                                     235,440

         Total debt (excluding other current liabilities)                   387,440

         Shareholders' Equity
         Common Stock, $.001 par value; authorized
         50,000,000 shares;  3,193,904 issued and outstanding                 3,194

         Additional paid-in capital                                       4,188,243

         Accumulated deficit                                             (1,706,052)

                  Total shareholders' equity                              2,485,385

                  Total shareholders' equity and capitalization           2,872,825

Certain Market Information

     There currently exists no public trading market for our common stock. We do not intend to develop a public trading market until the distribution has been completed. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate your shares without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors that we discuss in this prospectus, including the many risks associated with an investment in us, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.

     Based on information existing at the date of this prospectus and following the distribution of our common stock, we estimate that there will be approximately 1,775 record holders of our common stock and approximately 2,000 beneficial holders thereof.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

     We currently own an interest in two oil and gas prospects, each of which are undeveloped. The Slater Dome/Coal Bank Draw Prospect consists of 25,318 gross acres and is located along the Colorado-Wyoming border, in Moffat County, Colorado and Carbon County, Wyoming. All the acreage is held by mineral leases. The prospect targets coal bed methane gas located at relatively shallow depths by industry drilling standards. We own a 30% interest in that property. The Nucla prospect is located in Montrose County, in central Colorado. We own varying interests in that property (20 - 30% on a lease by lease basis) subject to a marketing agreement with several third parties.

     Our plan of operation is to complete exploration and development of the Slater Dome/Coal Bank Draw Prospect, commence production from that property and evaluate opportunities to acquire other interests in oil and gas properties.

     Slater Dome/Coal Bank Draw Prospect. In April 2003, we sold an interest in the Slater Dome/Coal Bank Draw Prospect to Cedar Ridge LLC, an independent third party, retaining a 30% interest for ourselves. We sold that interest for $900,000, subject to certain conditions. For additional information regarding our interest in the Slater Dome/Coal Bank Draw Prospect, see "BUSINESS." Of the total purchase price, Cedar Ridge paid $400,000 at or before closing and the balance of $500,000 will be paid by Cedar Ridge carrying our remaining working interest through $500,000 in costs. In essence, Cedar Ridge will pay the 30% of costs and expenses that we would otherwise be obligated to pay toward exploration and development of the prospect, up to the amount of $500,000. In the event that Cedar Ridge does not invest the entire remaining $500,000, it would earn its proportionate share of the 36.66667% for every dollar invested up to the maximum of $900,000. In that event, its interest in the property would be reduced and we and the other interest owner would have the option of acquiring that interest by paying Cedar Ridge's share.

     Our interest in the Slater Dome/Coal Bank Draw Prospect is subject to an operating agreement under which Cedar Ridge is the operator. The other party to the agreement is Slater Dome, Inc. of Canada, the owner of a 33% interest in the Prospect. Pursuant to that operating agreement, Cedar Ridge makes substantially all decisions affecting the exploration, development and operation of the property. During our fiscal year ended February 29, 2004, Cedar Ridge conducted additional tests on the eight existing wells located on the Prospect. These tests were designed to confirm the presence of economically producible quantities of gas and evaluate the integrity of the existing wells, all of which were drilled by third parties before Cedar Ridge acquired its interest in the property. To date, we have been advised by Cedar Ridge that the tests were favorable, that the presence of gas was confirmed and that the wells are intact. However, these tests are not definitive, and we will have to wait for the completion of the pipeline and the commencement of sustained production efforts to evaluate the wells. We also expect that Cedar Ridge will resume additional testing in the spring when the weather and ground conditions at the Prospect improve.

     We also expect Cedar Ridge to propose drilling several new wells during 2004 to further develop the property. Based upon several factors, including discussions with representatives of Cedar Ridge and our prior experience at the property, we expect to participate in an additional ten (10) wells which are estimated to cost $900,000 to our interest. We believe that these additional wells are necessary to further develop the prospect and fully exploit the estimated reserves.

     Cedar Ridge is a Colorado limited liability company organized in 1994. It is an affiliate of The Stephens Group, Inc., which in turn is an affiliate of Stephens, Inc., one of the largest investment banking firms off Wall Street in the world. According to the company, Cedar Ridge has been involved in several oil and gas projects in Colorado since its formation, including a coal bed methane project in the San Juan Basin, where it operated a project with AMAX Oil and Gas and Burlington and temporarily became the twelfth largest producer of gas in the state, and operator of a 30,000-acre project in the Raton Basin, near Trinidad, Colorado. Based on our research and discussions with representatives of the company, we believe that Cedar Ridge has both the expertise and resources to properly operate the Slater Dome/Coal Bank Draw Prospect.

     Based on the results of the testing performed to date, we anticipate that construction of a gathering pipeline to transport the gas to market will commence early this fiscal year. The decision to commence construction of the gathering pipeline will be made based on the anticipated amount of production from the property and the availability of investment capital. An affiliate of our President, Natural Resource Group, Inc. ("NRG"), has already made verbal arrangements to finance and construct the gathering pipeline pursuant to an exclusive option that we granted earlier this year, but that arrangement may change once the decision to move forward with construction has been made. NRG has already commenced work to acquire rights of way necessary to construct the gathering pipeline and is awaiting improvement in the weather and snow pack to mark the right of way and begin construction.

     If development efforts at the Prospect and construction of the gathering pipeline proceed as anticipated, we expect to begin producing gas during the current fiscal year that began March 1, 2004. We believe, based upon the results of exploratory wells on the Prospect, additional testing of those wells, the close proximity to existing producing oil and gas fields, and information concerning the oil and gas potential in the area, that there is likelihood that coal bed generated methane natural gas can be economically produced from the Prospect. Other oil and gas fields in the area include the Savery Gas Field that has produced gas significantly from the Deep Creek Sand, immediately to the north of the Prospect and the Cow Creek Field that produces from the Williams Fork Coals, approximately 25 miles to the north of the Prospect. However, we have sold no hydrocarbons from the wells in this area, and there is no assurance that any reserves can be produced in the future. We believe that the Prospect also has potential for oil production, although this is not our primary objective for this field at this time.

      Proceeds from this production would provide capital to pay our proportionate share of costs and expenses in developing the property in excess of Cedar Ridge's commitment, as well as our general and administrative expenses. Excess cash flow, if any, would be used to investigate and acquire additional properties.

     Natural Gas Pipeline. Production of natural gas from the Slater Dome/Coal Bank Draw Prospect is contingent on development and construction of a gas gathering pipeline to transfer gas from the property to another existing gas pipeline. The Slater Dome/Coal Bank Draw Prospect is located approximately 18 miles from the nearest such pipeline which is located near Baggs, Wyoming and is owned and operated by an independent third party.

     Prior to sale of an interest in the property to Cedar Ridge, we conducted preliminary discussions with a number of third parties in an effort to obtain investment capital to construct such a connecting pipeline. While generating significant interest, those discussions did not result in any commitments to finance or build the gathering pipeline. As a result, we offered an exclusive option to NRG to finance and construct the line, and NRG undertook investigation of the opportunity. Pursuant to those discussions, we have been advised that NRG is prepared to proceed. At the time of the initial discussions with NRG, our President was not affiliated with us.

     We have offered Cedar Ridge the right to participate in the construction and ownership of the gathering pipeline, based on its percentage interest in the property, but it has declined. We also anticipate that NRG will offer us the opportunity to participate in the construction and ownership of the gathering pipeline based on our interest in the property and hope to take advantage of that opportunity, subject to the availability of working capital. However, each of the interest owners has the right to propose an alternative for construction of the gathering pipeline. Based on conversations with potential contractors, we expect that the construction will take approximately 90 days and will cost between $1.6 million and $2 million to build.

     We estimate our portion of the cost of constructing the gathering pipeline at approximately $300,000, based on a total estimate of $2 million and our contemplated participation of 15%. Based on the absence of sufficient working capital to meet that objective, we expect to solicit interest from third party investors to provide financing for that purpose. Although no specific commitments have been made, we expect to obtain such financing in the form of equity, whereby the investor would participate in profits from transporting gas through the line in exchange for its investment. If we are unable to obtain such financing, we may be forced to forego participation in the gathering pipeline or postpone its construction.

     In addition to potentially providing a market for gas produced from the Slater Dome/Coal Bank Draw Prospect, a gathering pipeline system may also provide an additional source of revenue if we participate in the ownership. Gas produced from other owners and operators in the area around the Slater Dome/Coal Bank Draw Prospect can be transported through the pipeline for a fee. The fee is customarily based on the amount of gas transported through the system. The attractiveness of a gas gathering pipeline system to other producers will depend on the amount of the fee and other alternatives for transporting gas to market. If NRG constructs the line, we have agreed to pay it a fee of $0.50 per mcf of gas transported through the line until the costs of the gathering pipeline are recovered and $0.25 thereafter and to dedicate our gas to the gathering pipeline.

     The prospects for construction and operation of this gathering pipeline and sale of gas were enhanced substantially by the completion of a major pipeline from the Rocky Mountain region of Utah and Wyoming to southern California. The pipeline, owned and operated by independent third parties, provides a market for Rocky Mountain natural gas to major population areas of southern California. As a result of this enhanced market, the price of gas from the Rocky Mountain region increased. This, in turn, enhances the prospect of profitable production of natural gas from the Slater Dome/Coal Bank Draw Prospect and the interest of third parties in constructing and operating a pipeline to deliver gas from the property to another pipeline.

     Area of Mutual Interest. Pursuant to the terms of the participation agreement, we granted Cedar Ridge the option to participate in an area of mutual interest designated in proximity to the Fly Creek property. The area of mutual interest consists of approximately 8,900 acres surrounding the existing leases and the deeper Niobrara rights on the existing leases. Pursuant to those terms, Cedar Ridge is entitled to direct negotiation to acquire additional acreage in the area of mutual interest. Each party, by paying its proportionate share of costs, will acquire an interest in that area equal to its interest in the existing Slater Dome/Coal Bank Draw Prospect. We expect this provision to provide a vehicle for acquiring additional acreage if the property is proved productive.

     The Nucla Prospect. Our plan of operation includes efforts to sell a majority of our interest in the Nucla Prospect. This Prospect is primarily exploratory in nature. As such, it is not our desire to expend funds which we believe necessary to properly explore the Prospect. Accordingly, pursuant to marketing arrangement with other owners of the Prospect, we are currently involved in efforts to sell our interest.

     We believe the Prospect is more appropriately developed by a company with substantially greater resources than ours. Accordingly, we hope to sell our interest, along with those of the other parties, and retain a "back-in" or carried working interest. Under such an arrangement, a future operator of the Prospect would pay our share of exploration and development expenses to the point that the property begins producing revenue. From that point forward, we would pay our proportionate share of expenses from production. Such an arrangement would allow us to retain our existing working capital, while providing us an opportunity to share in any future production from the property.


     Prospect Acquisition and Sale Philosophy. Assuming the receipt of cash flow from the Slater Dome/Coal Bank Draw Prospect as discussed above, we anticipate undertaking investigation of additional properties in the fiscal year that began March 1, 2004. Our objective will be to acquire properties with immediate development potential. Due to our relatively small size and competitive position in the industry, we do not anticipate acquiring a large inventory of properties to hold for future development. Rather, one or a small number of properties will be targeted with immediate development potential.

     We intend to generate our prospects internally by using the expertise of our officers and directors. However, acquisitions from a third party will be considered. Third party prospects must be reviewed by our management team and meet the criteria that our own internally generated prospects must meet.

     The following summarizes the general criteria expected to be used for acquisitions:

     o Initial identification will be from past knowledge, existing databases and new opportunities.

     o After reviewing the available information consisting of surface and subsurface geological parameters, reservoir quality, distance from nearby production, hydrocarbon quality, proximity and quality of oil and gas shows, and accessibility to the market, as well as the size of the project, a decision will be made to pursue or abandon. Minimal amounts of funds will be expended to this point.

     o The next step will be to determine the availability of third parties' work that may be purchased. Such work product may include additional seismic shooting to confirm or complete existing data, geochemical, and well log interpretation, and existing seismic may need to be reprocessed and reinterpreted.

     o After the preceding has been accomplished, the Company will make an economic analysis to determine feasibility and economic return potential.

     o    Acquire the land by lease.

     o Following the lease acquisition, the prospect may be packaged in acceptable form and either drilled or sold with a carried interest.

     In any event, we expect that we will take steps to reduce our risk in any one particular property by syndicating all or a portion of the prospect to independent third parties.

Results of Operations

     Nine Months Ended November 30, 2003. For the nine months ended November 30, 2003, we realized a net loss of $479,746, or $.15 per share, on revenue of $17,406. This compares with a net loss of $340,792, or $.11 per share on $5,300 of revenue for the nine months ended November 30, 2002. Per share amounts give effect retroactively to the reverse stock split effective March 3, 2004. Thus, our operations remained generally consistent from the first nine months of last fiscal year to the first nine months of the current fiscal year.

     Our revenue continues to be insignificant. This results from the fact that our primary property remains in the development stage. Our only producing properties are those in which we have an overriding royalty interest or wells that are low on the decline curve, requiring substantial additional investment in an effort to enhance production. Accordingly, our costs for production for the first nine months of the current fiscal year exceeded our revenue.

     We expect to incur losses until such time, if ever, as we begin producing gas from the Slater Dome Prospect.

     Year Ended February 28, 2003. During the year ended February 28, 2003, we realized a net loss of $517,728 on $5,300 of revenue. Giving effect retroactively to the stock split effected June 6, 2003, together with the reverse stock split effective March 3, 2004, our loss during the year would equate to approximately $.16 per share. This compares to a net loss of $632,487, or $.20 per share (also adjusted for the stock splits), on no revenue for the year ended February 28, 2002. We had substantially no revenue during the year, as our oil and gas properties were not producing.

     Operating expenses for the year included exploration costs of $59,703, including drilling of a dry hole, and lease operating expenses of $5,070. We abandoned certain properties with a value of $53,414, adding to those expenses. General and administrative expenses of $363,758 included employee compensation and benefits of $297,500, professional fees of $12,000, vehicle expenses of $10,000 and general office expenses of $49,000. Finally, depreciation, depletion and amortization totaled $18,851 for the year.

     We also incurred interest expense of $22,232, resulting in the total net loss for the year.

     Year Ended February 28, 2002. The net loss of $632,487 for the year ended February 28, 2002 exceeded the net loss for the year ended February 28, 2003 by $114,759. Regarding the 2002 fiscal year, exploration costs, general and administrative expenses exceeded those for the 2003 fiscal year. The decrease in general and administrative expenses, in turn, is attributable to a decrease of professional fees of $105,000. Also during the 2002 fiscal year, interest expense substantially exceeded that for the 2003 fiscal year.

     We expect to incur losses from operations until we can establish sufficient production from our oil and gas properties to generate revenue sufficient to cover our operating, general and administrative expenses. That objective, in turn, is dependent upon receipt of additional working capital. (See, Liquidity and Capital Resources, below.) There is no assurance when, if ever, that objective will be met.

Liquidity and Capital Resources

     November 30, 2003. Our liquidity and working capital position improved slightly at November 30, 2003, compared to the end of our fiscal year February 28, 2003. Specifically, our working capital deficit at November 30, 2003 was $46,982 compared to a deficit of $308,486 at year ended February 28, 2003. However such amount is not sufficient to sustain our operating overhead and participate in the development of the Slater Dome/Coal Bank Draw prospect. During the past year, our former parent, WYOG, contributed $650,000 to us (from a private placement of its own common stock). Despite this contribution, however, we remain dependent on receipt of additional capital to generate revenue and continue as a going concern.

     In March 2004, we accepted a subscription from two investors in a private placement for the sale of $500,000 of a new series of preferred stock and common stock purchase warrants. Of that amount, $100,000 has been paid to date in the form of a bridge loan pending the finalization and filing of the documents necessary to authorize the preferred stock. We expect that filing to be made in the next week and the balance of the subscription to be paid shortly thereafter. When the filing is made, the loan will automatically be converted into preferred stock and the balance of the subscription will be due. We plan to use the proceeds from this financing to invest in the Slater Dome pipeline and for working capital.

     The preferred stock pays a cumulative, preferential cash dividend equal to 18% of the $5.00 issue price per year, or $.90 per share for each of the 100,000 shares subscribed, and is payable monthly in arrears. The dividend is payable out of funds legally available for that purpose and will accumulate during any period when it is not paid. The holders of the preferred stock may convert any or all of the shares into shares of our common stock beginning on the six-month anniversary of the date of this prospectus at the rate of $2.68 for each $1.00 of issue price of the preferred stock. If not sooner converted, all of the preferred stock automatically converts into common stock on the two-year anniversary of the issue date, or March 1, 2006. The preferred stock may be redeemed by us for an amount equal to the $500,000 issue price and any accrued dividends upon not less than 15 days advance notice to the holders and if we have filed and received an effective date for a registration statement covering the common stock underlying the preferred stock.

     Also included in the subscription were warrants to purchase 12,500 shares of our common stock at an exercise price of $2.68 per share. The warrants contain the usual antidilution provisions and are exercisable for a period of two years from the date of the subscription.

         Upon request of the subscribers, we have agreed to register the common stock into which the preferred stock is convertible and the common stock underlying the warrants. We have agreed to pay the expenses incurred in connection with that registration and to keep the prospectus contained in that registration statement current for a period of one year after the effective date.

     We will likely solicit additional capital in the future in the form of equity to finance drilling of our share of the ten (10) wells at Slater Dome/Coal Bank Draw, any additional capital necessary to finance our share of construction of the gas pipeline and to provide capital for other lease acquisitions. Management believes, due to the attractive property that we currently own, trends in natural gas prices and the domestic supply of natural gas, our property will be attractive for investors in the near future. However, in the event we are unable to obtain such financing, we may be forced to sell our interest in the Slater Dome Prospect.

     In addition to capital necessary to pay our proportionate share of costs and expenses relating to drilling and development of the Slater Dome Prospect it will be necessary for us to acquire capital for administrative expenses. However, due to our status as a small, independent explorer, we expect these expenses to be generally small in relation to our drilling and development costs. We currently have two employees, each one of our executive officers. We also maintain small office space as our executive and administrative headquarters. We expect that the rent associated with our office space, together with salary and benefits for our employees, will constitute the majority of our administrative expenses for the foreseeable future. Since we do not operate any property at this time, we expect our staff and office requirements will remain minimal.

     February 28, 2003. At February 28, 2003, we had a deficit in working capital of $308,486, consisting of current assets of $402,736 and current liabilities of $711,222. Based on our working capital deficit, as well as our accumulated loss of $1,226,306, we are dependent on the receipt of additional capital to continue in operation.

     Included in our current assets at February 28, 2003 was the amount of $375,000 due from the sale of our interest in the Slater Dome/Coal Bank Draw Prospect. That amount was received subsequent to year-end. However, substantially all of that amount has been spent to repay advances from WYOG and other outstanding liabilities. WYOG periodically advanced operating funds to us during the fiscal year ended February 28, 2003 in the amount of approximately $254,000. During the current fiscal year, we have received additional cash of $801,500. All amounts remaining outstanding from fiscal 2003 and advances during fiscal 2004 have been contributions to our capital and are not repayable to WYOG.

     As described under "Plan of Operation", we intend to remedy our need for working capital through production of gas revenue from the Slater Dome/Coal Bank Draw Prospect. Production from that property is subject to receipt of additional working capital or commitments from a third party to construct a gathering pipeline to transport the gas to market. Pursuant to the terms of our agreement with Cedar Ridge, that entity has agreed to pay our proportionate share of operating costs on the Slater Dome/Coal Bank Draw Prospect, to a maximum of $500,000; to March 2004, $425,295 has been spent and we have $74,705 remaining. While we believe that such amount will be sufficient to prove the existence of economical amounts of natural gas reserves, we are prepared to seek additional financing if necessary to achieve that objective. If we are successful in that endeavor, we believe the production will be more than sufficient to remedy the deficit in working capital and provide additional resources for acquisition, exploration and development of additional properties. If we are unsuccessful, we may be forced to sell additional stock or our interest in the Slater Dome/Coal Bank Draw Prospect to continue in operation.

     Our outstanding debt at February 28, 2003 primarily includes the amount of $485,550 payable to a bank, bearing interest at the rate of .75% over the Wall Street Journal Prime and maturing in March 2005. The note is payable at the rate of $38,000 quarterly. At February 28, 2003, $127,985 of the debt was classified as current, based on maturities during the current fiscal year. The debt has been reduced to a total of $387,440 at November 30, 2003. We expect to service this debt from cash on hand in the short term and cash flow from our properties in the more distant future. While WYOG has contributed $801,500 this fiscal year and agreed to continue efforts to arrange equity financing in the future, it has no obligation to do so. The bank debt is collateralized by our assets and secondarily by the assets of one of our shareholders.

     During the year ended February 28, 2003, our operations used $237,619 of cash, a reduction of almost $300,000 from the prior fiscal year. This reduction, in turn, is attributable to a decrease in a net loss during fiscal 2003 and an increase in accrued expenses of approximately $135,000 from the prior fiscal year.

     Our cash requirements during fiscal 2003 were satisfied primarily through advances from WYOG. During the prior fiscal year, we relied on the sale of stock of approximately $1 million and the issuance of notes payable which were subsequently converted to equity. In neither 2002 nor 2003 did we spend a significant amount on acquisition or development of additional property. We expect such investment to increase during the current fiscal year.


                                    BUSINESS

Overview

     We are a domestic energy company engaged in the exploration for, and development of, oil and natural gas reserves in the continental United States. To date, our focus has been on leasing properties in proximity to proven producing reserves and selling a portion of the interest that we acquire to reduce our risks. Presently, we have no proved reserves.

     We were originally organized under the laws of the State of Colorado as Storage Finders.com, Inc. in January of 2000. Shortly following our organization, we executed an agreement to acquire patented technology relating to an internet-enabled, remote access technology for the self-storage industry. During this time of the "dot-com" boom, we envisioned the organization and operation of an internet-enabled self-storage business. Toward that end, we agreed to acquire the patent and related technology from the inventor.

     Shortly after we were organized, the dot-com melt down began. Consequently, we were unable to obtain financing for this self-storage venture. Consequently, we agreed to return the technology to the inventor in exchange for cancellation of the remaining payments. We were essentially dormant during the remainder of 2000. In 2001, we entered the oil and gas industry.


Description of Properties

     All of our properties are located in the States of Colorado and Wyoming. At November 30, 2003, we had an interest in 65,509 gross, 16,246 net acres of undeveloped oil and gas properties. We had an interest in eight oil or gas wells (gross) and 2.4 wells (net) at that date.

Slater Dome/Coal Bank Draw Prospect
-----------------------------------

     We acquired our interest in the Slater Dome/Coal Bank Draw Prospect in 2001, when we acquired Skyline Resources, Inc. Skyline, in turn, acquired its interest in November 1998 from Energy Investments, Inc., a privately held, independent third party ("EI"). Skyline originally acquired an 85% interest in the property from an independent third party and became the operator of the property. The price paid for Skyline's interest was approximately $245,000, determined by negotiation between the parties.

     In addition to the cash consideration paid to EI, Skyline agreed to drill two test wells to test different formations on the property as part payment for its interest in the Prospect. One of these wells was drilled and the other not, resulting in Skyline forfeiting a portion of its interest in the property. The end result was that Skyline owned a 50% interest in all formations to the base of the Mesa Verde/Top of the Mancos and forfeited its interest in deeper formations.

     We acquired 100% of Skyline in June 2001 in a share exchange in which we issued 1,579,000 shares of our common stock to the former shareholders of Skyline in exchange for all of the outstanding stock of that entity. Contemporaneously, we loaned Skyline the amount of $1,175,000 to assist in acquisition and development of the prospect. That cash advance was subsequently converted to equity. The purchase price for acquisition of Skyline was determined by negotiation between the parties and based on such factors as the price which Skyline paid for the property, estimated amounts of gas reserves, future development costs, prices for natural gas and other financial criteria. There was no relationship between the companies at the time of acquisition.

     Prior to Phillips assuming control of the property, Skyline drilled an exploratory well to test for gas. The well was tested by producing and flaring natural gas for a period of thirty (30) days. That test was sufficient, in the opinion of Skyline, to demonstrate the presence of natural gas in economically producible quantities. Shortly thereafter, Phillips assumed operation of the property.

     With Phillips as operator, an additional six (6)gas wells and one water disposal well were drilled on the prospect. Pursuant to the terms of the operating agreement, Skyline paid its proportionate share of the cost of drilling these wells and earned a proportionate interest in each. These wells were completed but not tested with a sustained thirty-day test.

     In 2002, Phillips sold its interest in the property. Pursuant to the terms of the then-existing operating agreement, Skyline exercised an option to acquire an additional 33.33333% interest in the property, following which it owned a total of 66.66667%. That acquisition was completed in 2002.

     In an effort to diversify its holdings and obtain an operator experienced in coal bed methane development and production, WYOG caused Skyline to sell an interest to Cedar Ridge, LLC. That transaction was completed March 27, 2003. Pursuant to the terms of the purchase and sale agreement between Skyline and Cedar Ridge, Skyline sold a 36.66667% undivided working interest in its right, title and interest to most assets comprising the Slater Dome/Coal Bank Draw Prospect, including the following:

     o Oil and gas leases, all delivering a minimum 80% net revenue interest, unless otherwise agreed;

     o Gas wells, coal bed methane gas wells, disposal wells and other wells located on these leases;

     o    Equipment;

     o    Natural gas and other hydrocarbons present on the property; and

     o Contracts, permits, rights-of-way and agreements, to the extent the same are transferable; and certain documentation.

Following the sale, Skyline retained a 30% interest in the property. The assets were sold as is, where is, with no warranties. The assets excluded from sale and relating to the Slater Dome/Coal Bank Draw Prospect were not material.

     The purchase price for Skyline's interest in the Slater Dome/Coal Bank Draw Prospect was $900,000, subject to certain conditions. Of that amount, $400,000 was paid at or before closing and the balance of $500,000 will be paid by Cedar Ridge carrying Skyline's remaining working interest through $500,000 in costs. In the event that Cedar Ridge does not invest the entire remaining $500,000, Cedar Ridge shall earn its proportionate share of the 36.66667% for every dollar invested up to the maximum of $900,000.

     At the same time that Skyline sold its interest to Cedar Ridge, it entered into an operating agreement with the other owners of the property. As operator, Cedar Ridge makes all decisions regarding when and how drilling shall be conducted, subject to the rights of Skyline and the other non-operating parties to suggest and proceed as they desire. Each party is responsible for paying its proportionate costs of drilling and completing any well, including all equipment necessary for that purpose.

     The primary drilling objective in this area is the Lower Iles coal formation of the Mesa Verde Group at depths ranging from 700 to 3,200 feet. These coal sections are expected to have significant quantities of methane gas.

     A secondary objective consists of a group of sands that exist between the base of the Iles formation and the top of the Mancos shale. The Deep Creek Sand is the basal sand of this group. The Deep Creek Sand was productive in the Savery Field just north of our Prospect. However, there is no assurance that gas can be produced economically from the Prospect, due to the absence of any sustained production and the absence of any delivery system to get the gas to market.

     The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the proximity of our properties to gas pipeline systems, the capacity of those systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels.

The Pawnee Buttes Prospect
--------------------------

     The Pawnee Buttes prospect consists of 793.82 acres in Weld County, Colorado in which we owned a 10% working interest. A test well to the Morrison Formation was drilled in November 2003, resulting in a dry hole. We abandoned our interest in this property in the last fiscal quarter of 2004.

The Nucla Prospect
------------------

     The Nucla Prospect consists of approximately 40,000 gross acres in the aggregate, of which we own 8,700 net acres. The interests of all of the owners of this Prospect have been combined in an effort to market and sell the property. The Prospect is located in Montrose County, Colorado, in the central portion of that state.

     The Nucla Prospect is essentially an exploration project. As such, we acquired our interest with the idea of selling a majority to a larger industry participant. Due to the substantial costs necessarily involved in exploring and possibly developing the property, we do not believe it is an appropriate prospect for us to develop. WYOG acquired the interest from NRG Resources, Inc. in April 2002 in an arms length negotiated transaction issuing 60,000 shares of its common stock valued at $2.00 per share. Messrs. Laird, Bates and Gaeth were officers and directors of NRG Resources, Inc. at the time of the transaction and had no ownership in WYOG at the time of the transaction.

     We and the other interest owners have executed an agreement governing our interests in the property. Pursuant to the agreement, the interest owners created an area of mutual interest surrounding the property in which any owner must offer a right to participate to any other owner. The main purpose of the agreement is to market and sell a majority of the interests. To that end, each owner is attempting to obtain industry partners to further evaluate the Prospect by seismic surveying and/or drilling of one or more test wells. It is anticipated that the Prospect will be sold for cash, subject to a retained over-riding royalty interest, and possibly, a carried or back-in working interest. In the event of the sale of the Prospect, each party shall be reimbursed for individual lease costs and other reasonable and necessary expenses connected with the sale. Any remaining proceeds shall be divided in accordance with the parties' interest in the property. Finally, the parties have agreed that consent to sale of the property shall not be unreasonably withheld.


Facilities

     We currently share space with our parent corporation, Wyoming Oil & Minerals, Inc., at 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918. We share approximately 300 square feet of office space and have access to a conference room, supply room and storage facilities on an as needed basis. Our wholly owned subsidiary, Skyline Resources pays $592 per month on a month-to-month basis for its office space.

     In preparation for our operation as a stand-alone entity, we have executed a lease for new office space with an affiliated party effective October 1, 2003. The lease provides us with approximately 1,400 square feet of office space for a one-year term at monthly rent of $1,500 plus insurance, utilities and costs of leasehold improvements that are not already extant. We have begun moving into the space and expect to occupy it full time upon following the date of this prospectus.

Employees

     We currently have two employees, each of which is an officer. Paul Laird is our President and Les Bates is our secretary and treasurer. Each of these individuals serves on a part time basis. We expect to hire a clerical/administrative assistant in the near future.

     From time to time, we utilize the services of clerical and accounting personnel on a part-time basis, and the services on a contract basis of geologists, engineers, landmen and other professionals as may be necessary for our oil and gas operations.

Competition

     Our competitors include major oil companies and other independent operators, most of which have financial resources, staffs and facilities substantially greater than ours. Competition in the oil and gas industry is intense. We also face intense competition in obtaining capital for drilling and acquisitions and are at a competitive disadvantage compared with larger companies.

Government Regulation

     The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could have a material adverse effect on the company.


     Many aspects of gathering, processing, marketing and transporting of natural gas are subject to federal, state and local laws and regulations which can have a significant impact upon overall operations. Both transportation and storage of natural gas by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission or state regulatory agencies. The construction and operation of gathering lines, plants and other facilities are subject to environmental laws and regulations that could affect our financial position or results of operations.

     As the operator of Slater Dome/Coal Bank Draw Prospect, Cedar Ridge will be responsible for obtaining all permits and government permission necessary to operate the property. Cedar Ridge must obtain permits for any new wells that are drilled. Further, either NRG or we will be responsible for obtaining easements or other arrangements with land owners over which the pipeline will be built in order to construct and operate that system. However, we do not expect that such permits or other regulations will be a material impediment to the operation of our business.

Glossary of Terms

Bbls:        Barrels of oil.

Bcfe: Billion cubic feet of gas equivalent, calculated on the basis of six Mcf of gas for one Bbl of oil.

BTU: British Thermal Unit - the amount of heat necessary to raise the temperature of one pound of water one degree Fahrenheit.

Gross acre:  An acre in which a working interest is owned, without regard to the size of the interest.

Gross well:  An oil or gas well in which a working interest is owned, without regard to the size of the interest.

Leases: Full or partial leasehold interests in oil and gas prospects, authorizing the owner thereof to drill for, reduce to possession and produce and sell oil and gas, subject to the payment of rentals, bonuses and/or royalties.

Mbbls:       Thousand Bbls.

MMBTU:       Million BTU's.

Mcf:         Thousand cubic feet.

Mmcf:        Million cubic feet.

Mmcfe: Million cubic feet of gas equivalent, calculated on the basis of six Mcf of gas for one Bbl of oil.

Net acres:   One net acre is deemed to exist when the sum of the
             fractional working interests owned in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres.

Net well:    One net well is deemed to exist when the sum of fractional working interests owned in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells.

Proved       Proved reserves that are expected to be recovered through
Developed    existing wells with existing equipment and operating methods.
Reserves:


Proved Oil   Estimated quantities of crude oil, natural gas and natural gas
and Gas      liquids which geological and engineering data demonstrate with
Reserves:    reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, (i.e., prices and costs as of the date the estimate is made.)
             Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. For a complete definition of proved oil and gas reserves, see Rule 4-10(a)(2)(3)(4) of Regulation S-X, available on the SEC website at (http://www.sec.gov/divisions/corpfin/forms/regsx.htm#gas).

Proved       Proved reserves that are expected to be recovered
Undeveloped  from new wells on  undrilled acreage or from existing
Reserves:    wells where a relatively major expenditure is required for recompletion.


Legal Proceedings

     We are not currently subject to any legal proceedings, and to the best of our knowledge, none other is threatened, the results of which would have a material impact on our properties, results of operation or financial condition. Neither, to the best of our knowledge, are any of our officers or directors involved in any legal proceedings in which we are an adverse party.


                                   MANAGEMENT

Directors and Executive Officers

     The following individuals presently serve as our officers and directors:

Name                            Age                  Position
----                            ---                  --------
Paul G. Laird                   47          President, Chief Executive Officer
                                            and Director

Les Bates                       60          Secretary/Treasurer, Principal
                                            Accounting and Financial Officer
                                            and Director

Raymond E. McElhaney            47          Director

Bill M. Conrad                  47          Director

Grant I. Gaeth                  71          Director


     We conduct the development of the Slater Dome/Coal Bank Draw Prospect through our wholly owned subsidiary, Skyline. The name, position, and age of each Director and executive officer of the subsidiary are as follows:

Name                            Age                 Position
----                            ---                 --------

Jubal S. Terry                  46         President, Chief Executive Officer
                                           and Director

Les Bates                       60         Secretary and Director

Paul G. Laird                   47         Director

The following information summarizes the business experience of each of the foregoing individuals for at least the last five years:

     Paul G. Laird. Paul has been the President and a director of our company since April 2003. He is currently the president of Natural Resource Group, Inc., a privately held oil and gas exploration and development company, a position he has occupied since 1997. Prior to that, he was the vice president of land operations for Western Alliance Petroleum Corporation and land manager for Canterra Petroleum, Inc., both private oil and gas companies. During this time, he was active in oil and gas exploration and development in the States of Montana, North Dakota, Colorado, Nebraska, Wyoming and Utah.

     Mr. Laird was a founder of International Marketing Corporation of Colorado, a private company engaged in the restaurant business.

     Mr. Laird received a bachelor science degree in business with an emphasis in petroleum, land and real estate management from the University of Colorado in 1980.

     Les Bates. Les has been the Principal Accounting and Financial Officer, Secretary, Treasurer and a director of our company since April 2003. Mr. Bates established Les Bates & Associates, Inc. in 1974 after five years of working with two of what was then known as the "Big 10" accounting firms and continues in that capacity today. Les Bates & Associates has provided a broad range of auditing, accounting, and tax services to public and private corporations, consisting of oil and gas companies, oil and gas drilling and development programs, mining and mineral exploration entities, light manufacturing companies, real estate developers, contractors, alternative energy companies and private individuals. The specific services provided include preparing reviewed and compiled financial statements for general purposes, preparing corporate, partnership and personal multi-state tax returns and consulting.

     Mr. Bates has taught oil and gas accounting classes as an adjunct professor at Colorado University-Denver and for the American Institute of Bankers Denver chapter.


     Raymond E. McElhaney. Mr. McElhaney has been a director since our inception and was Vice President and Secretary until April 15, 2003. Mr. McElhaney currently serves as the Chairman of the Board and Secretary of WYOG, a position he has held since February 2002. In 1990, Mr. McElhaney co-founded and continues to serve as the president of MCM Capital Management, Inc., a privately held financial and management consulting firm. MCM assists other companies in developing and implementing their business plans and capital formation strategies. Members of the firm often serve as interim officers and directors of portfolio companies.

     Prior to his association with WYOG and our company, Mr. McElhaney served as president and a director of Wallstreet Racing Stables, Inc., a public company then engaged in the acquisition, training, racing and sale of thoroughbred racehorses. He served in that capacity from July 1995 to June 2000. From May 1990 to February 1992, Mr. McElhaney served as a director of the United States Exploration, Inc., a public company currently trading on the American Stock Exchange.

     Mr. McElhaney received his Bachelor of Science degree in Business Administration in 1978.

     Bill M. Conrad. Mr. Conrad has also been a director since our inception and was Vice President and Treasurer until April 15, 2003, when he was replaced by Mr. Bates. Mr. Conrad is the President of WYOG, a position he has occupied since February 2002. Mr. Conrad co-founded and has served as vice president of MCM Capital Management since its inception in 1990. He was also the vice president and a director of Wallstreet Racing Stables, Inc., from its inception in 1995 until June 2000. Over the past 12 years, Mr. Conrad's served in the office of president, vice president, chief financial officer and director of several public and private companies.

     Grant I. Gaeth. Mr. Gaeth has been involved in exploring for oil and gas since his graduation from Utah State University in 1953. He started with The Carter Oil Company and Humble Oil and Refining Company (Exxon), working as a field geologist in the Colorado Plateau, Basin and Range geological provinces. He worked on Exxon's geological efforts along the Colorado River, mapping structural leads throughout the Southern half of Utah. Mr. Gaeth has been self employed as an independent consulting geologist for the last five years.

     Jubal S. Terry. President of Skyline Resources, Inc. In 1998, Mr. Terry co-founded Skyline Resources, Inc. where he still serves as president. From 1985 through 1995, Mr. Terry was co-founder and vice president of American Rivers Oil Company, a publicly traded oil and gas company until it was acquired by Alliance Energy. From 1985 to 1986, Mr. Terry co-founded Karlton Terry Oil Company and was responsible for all drilling, completion and production in the Rocky Mountain Region. From 1983 through 1984, Mr. Terry was Operations/Exploration Manager for Oil Development Company in which he was responsible for all drilling and development in the Appalachian Basin. Mr. Terry received his Bachelor of Science degree in Geology from Western State College in Gunnison, Colorado in 1980.

     There are no family relationships among directors, nor any arrangements or understandings between any director and any other person pursuant to which any director was elected as such. The present term of office of each director will expire at the next annual meeting of stockholders.

     Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of stockholders. Each executive officer holds office until his successor is duly elected and qualified, until his resignation or until removed in the manner provided by our bylaws.

     Currently, we do not have a standing audit, compensation or nominating committee of the Board of Directors. During the current fiscal year, we plan to investigate the formation of one or more committees, especially an audit committee. If appointed, an audit committee would be responsible for the following items, among others:

     o Overseeing the external audit coverage, including the annual nomination of the independent public accountants,

     o    Reviewing accounting policies and policy decisions,

     o Reviewing the financial statements, including interim financial statements and annual financial statements, together with auditor's opinions,

     o Inquiring about the existence and substance of any significant accounting accruals, reserves or estimates made by management,

     o Reviewing with management the Management's Discussion and Analysis section of the Annual Report,

     o Reviewing the letter of management representations given to the independent public accountants,

     o Meeting privately with the independent public accountants to discuss all pertinent matters, and

     o Reporting regularly to the Board of Directors regarding its activities.

Director Compensation

     We have not paid any cash compensation to our directors for their service on our Board of Directors. However, we intend to pay $100 per meeting to our directors for the foreseeable future.



Employment Agreements

     We have written employment agreements with our executive officers. We have not obtained any key man life insurance on any of our executive officers; we have key man life insurance on the president of Skyline. The employment agreements have a one- year term beginning June 1, 2003, are automatically renewable for subsequent one year periods unless terminated by either party and call for annual compensation of $85,000 per year each for Messrs. Laird and Bates. The compensation is subject to annual escalations based on cost of living and merit increases approved by the Board.

    Each employment contract with our executive officers includes an arrangement for severance pay in the event we terminate the employee without "cause." In that event, the employee would be entitled to compensation at the annual rate for a period of one year from the date of termination. The agreements also provide for up to two months of pay if the employee is disabled and cannot work.

Equity Incentive Plan

     On June 6, 2003, we adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan. The Plan allows for the issuance of incentive (qualified) options, non-qualified options and the grant of stock or other equity incentives to our employees, consultants, directors and others providing service of special significance to our company. The Plan is administered by a committee to be appointed by our Board of Directors, or in the absence of that appointment, by the Board itself. The Plan provides for the issuance of up to 625,000 shares or options.

     Incentive stock options may be granted only to statutory employees. Non-qualified options and stock grants may be made to employees, consultants, directors and other individuals or entities determined by the committee. Incentive and non-qualified options may be granted to the same individual, in the discretion of the committee. The terms of the options or the grants, including the number of shares covered by the option or award, the exercise price, vesting schedule, and term, are determined in the sole discretion of the committee, except that incentive options must satisfy the requirements of the Internal Revenue Code applicable to incentive options. No option may be exercised more than ten years from the date of grant. The Plan expires in 2013.

     To date, 50,000 options have been granted pursuant to the Plan.

Executive Compensation

      Our existing officers were appointed in April 2003 and Messrs. Laird and Bates have been paid cash compensation in the amount of $63,747 each from the period commencing June 1 to March 31, 2004. Options to acquire 25,000 shares of common stock each at an exercise price of $1.00 per share were issued to Messrs. Laird and Bates at the commencement of their employment. The following information summarizes the compensation to any individual who served as our chief executive officer during the last fiscal year and any other officer that received compensation in excess of $100,000 during the last fiscal year:




-------------------------- ----------------------------- -------------------- ----------------- ----------------------
                                                         Annual Compensation                          Long Term
                                                         -------------------                         Compensation
-------------------------- ----------------------------- -------------------- ----------------- ----------------------
                                                                                   Other
                                                                                   Annual            Securities
          Name                        Period                 Salary ($)         Compensation     Underlying Options
          ----                        ------                 ----------         ------------     ------------------
-------------------------- ----------------------------- -------------------- ----------------- ----------------------
   Ronald G. McGinnis,     Year ended February 28, 2003          -0-                -0-                  -0-
 Chief Executive Officer
  From March 1, 2003 to    Year ended February 28, 2002          -0-                -0-                  -0-
     April 15, 2003
                           Year ended February 28, 2001          -0-                -0-                  -0-
-------------------------- ----------------------------- -------------------- ----------------- ----------------------
   Paul G. Laird           Year ended February 29, 2004    $ 63,747                 -0-              25,000 (1)
  President, Chief
  Executive Officer
 from April 15, 2003
     to present
-------------------------- ----------------------------- -------------------- ----------------- ----------------------

------------------------------
(1) Includes options to acquire 25,000 shares of stock at an exercise price of $1.00 per share, exercisable until June 1, 2013.
------------------------------

In his capacity as President of our subsidiary Skyline, Mr. Terry is employed pursuant to an employment agreement effective February 1, 2002 for a one-year term for monthly salary of $9,250. During the year ended February 28, 2003, Mr. Terry was paid a total of $10,000 in cash and the balance was accrued. Subsequent to year-end, Mr. Terry was paid an additional $50,000 which had been accrued for 2003. During the transition period ended February 28, 2002, Mr. Terry received $37,000 in compensation as president of Skyline.


Indemnification and Limitation on Liability of Directors

     Our Articles of Incorporation provide that we may indemnify, to the fullest extent permitted by Colorado law, any director, office, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present office of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

     Our Articles of Incorporation limit the liability of our directors to the fullest extent permitted by the Colorado General Corporation Law. Specifically, our directors will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for:

     o    any breach of the duty of loyalty to us or our stockholders,

     o acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,

     o dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions,

     o    violations of certain laws, or

     o any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Articles.

Conflicts of Interest

     Our creation was, and our continuing business operations will be, subject to possible conflicts of interest. These conflicts may have caused, and in the future may cause, our business to be adversely affected. These conflicts and their possible adverse effects upon us include the following:

     o Messrs. McElhaney and Conrad serve as two of our directors and also serve as directors and executive officers of WYOG. Because of the interlocking relationship, it is possible that those individuals may be less aggressive in enforcing the rights and interests of each company in its dealings with the other. While we are not aware of any instance in which this has occurred, it is possible that in future business dealings between the two companies, the transactions might be managed on terms less favorable to us than if there were no historical and continuing management relationships between WYOG and us.


     o Mr. Laird is our Chief Executive Officer and is also an officer and director of International Marketing Corporation of Colorado and Chief Executive Officer of Natural Resources Group, Inc. Mr. Laird's duties with International Marketing are nominal and Natural Resources is substantially inactive. Therefore, we expect that he will devote a substantial majority of his business time to the affairs of NFE with the remainder of his business time to International Marketing. Mr. Laird estimates that he devotes approximately 10% of this time and attention to the business and affairs of that entity. The current compensation which we pay to Mr. Laird reflects our expectation of his division of business time. It is possible that hereafter Mr. Laird may devote a larger percentage of his time to our business affairs and we may be required to increase his compensation. Also because of his dual employment arrangement, we may have to compete with International Marketing for his time and attention.


     o Prior to Mr. Laird becoming affiliated with NRG, we granted NRG an exclusive option to finance and construct a pipeline to deliver gas from our Slater Dome prospect to market, and we expect that NRG will exercise that option. In that event, we have agreed to dedicate all of our production from the prospect to the pipeline and to pay a gathering fee to the owner of the line. At the time the option was granted, we were advised that NRG will "promote" the pipeline to other third parties, meaning that the other owners will pay more for the percentage interest in the pipeline than that percentage interest actually cost. When the option was granted, NRG offered us the opportunity to participate on the same terms and conditions as the other potential participants. Decisions concerning the construction and operation of the pipeline may create conflicts of interest in Mr. Laird acting on behalf of NRG and us.

     o Mr. Babiarz, an attorney with the firm Dufford & Brown, P.C., serves as legal counsel to both us and WYOG. Mr. Babiarz is performing all of the legal services required of both companies in connection with the distribution. While WYOG is directly benefiting from the restructuring and distribution described in this prospectus, we have agreed to pay all of Mr. Babiarz' fees and out-of-pocket disbursements incurred in connection with completing the distribution related transactions.


Certain Relationships and Related Transactions

     Messrs. McElhaney and Conrad, existing directors, and Ronald R. McGinnis are considered "promoters," as each has taken initiative in organizing the business of our Company. In connection with our initial capitalization, each of Messrs. McElhaney, Conrad and McGinnis received shares of our common stock at a price of $.001 per share; Messrs. McElhaney and Conrad received 312,500 shares in exchange for cash of $1,250 and Mr. McGinnis received 250,000 shares in exchange for $1,000, each share amount adjusted for subsequent stock splits. Messrs. McElhaney, Conrad and McGinnis were the only members of the Board of Directors approving those transactions. Since the Company had only recently been formed and had no prior sales of stock to compare, the price at which the shares were issued to the foregoing individuals was determined with reference to the par value of our common stock.

     Our subsidiary, Skyline, shares office space with a company owned by an affiliate of that entity's president. We paid $413 each month during fiscal 2003 pursuant to this arrangement. Our Board of Directors believes that these transactions were on terms no less favorable than could be obtained from an unaffiliated third party.

     In August 2003, the Company transferred two vehicles, with a cost basis of $75,701 and accumulated depreciation of $24,397 to two former officers and current directors and reduced accrued compensation by $45,000. The net proceeds to the Company were $37,009, net of payroll taxes. The Company recognized a loss in the amount of $15,295 as other expenses.

     In September 2003, the Company transferred office furniture and equipment with a cost basis of $11,315 and accumulated depreciation of $6,336 to an entity controlled by two former officers and current directors in exchange for $5,000 in consulting from that entity. The Company recognized a gain of $20.

     Finally, we executed a new office lease with Spotswood Properties, LLC, a Colorado limited liability company and an affiliate of our president, Paul Laird, effective October 1, 2003 for a one-year term. The lease provides for the payment of $1,500 per month plus utilities and other incidentals. Mr. Laird owns 50% of the landlord company. Our Board of Directors, which includes Mr. Laird, is of the opinion that the terms of the lease are no less favorable than could be obtained from an unaffiliated party.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the date of this Prospectus, there are a total of 3,193,904 shares of our common stock outstanding, our only class of voting securities currently outstanding. All of the shares are currently held in trust on behalf of the WYOG shareholders of record on June 30, 2003. The following table describes the ownership of our voting securities after the proposed distribution by: (i) each officer and director of the company; (ii) all officers and directors as a group; and (iii) each shareholder known to us to own beneficially more than five percent of our common stock. The share amounts have been adjusted for a reverse split of our outstanding stock effective March 3, 2004. Unless otherwise stated, the address of each of the individuals or entities is 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918. All ownership is direct, unless otherwise stated.

     In calculating the percentage ownership for each shareholder, it is assumed that any options or warrants issued by us to the individual is exercised, but not the options or warrants issued by us to any other individual.

Name and address of                              Shares Beneficially Owned
Beneficial Owner                              Number            Percentage (%)
----------------                              ------            --------------

Executive Officers and Directors

Paul G. Laird                                154,702 1, 2             4.80

Les Bates                                     98,452 2, 3             3.05

Raymond E. McElhaney                         259,625    4             8.13

Bill M. Conrad                               245,500    4             7.69

Grant I. Gaeth                                35,952  2,5             1.12
1550 Larimer
Denver, CO 80202

All Officers and Directors
as a Group (5 persons)                       659,827 2, 6            20.33
----------------------

Five Percent Shareholders:

John D. McKey, Jr.                           418,250    7            12.96
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455

Candace McKey                                415,250    8            12.96
7737 S.E. Loblolly Bay Dr.
Hobe Sound, FL 33455

-----------------------------------------

1 Includes options to acquire 25,000 shares of common stock from the Company at a price of $1.00 which expire in 2013, and options to acquire 112,500 shares from certain individuals at a price of $1.00 which expire one year from the date of this prospectus.

2 Includes 17,051 shares owned by Natural Resources Group, Inc., of which the reporting person is an officer, director and/or principal shareholder.

3 Includes options to acquire 25,000 shares from the Company at a price of $1.00 which expire in 2013, and options to acquire 56,250 shares from certain individuals at a price of $1.00 which expire one year from the date of this prospectus.

4 Includes 93,750 shares subject to an option granted to a third party and exercisable until 2005.

5 Includes options to acquire 18,750 shares granted by a third party which expire one year from the date of this prospectus.

6 Includes shares underlying options issued by the Company. Excludes shares underlying options granted by the named individuals.

7 Includes 143,750 shares owned by Mr. McKey's wife, Candace McKey, of which he disclaims beneficial ownership. Also includes warrants to acquire 33,250 shares of common stock at an exercise price of $4.00 exercisable until March 2005.

8 Includes 241,250 shares owned by Mrs. McKey's husband, John D. McKey, Jr. of which she disclaims beneficial ownership. Also includes warrants to acquire 33,250 shares of common stock at an exercise price of $4.00 exercisable until March 2005. Excludes 186,567 shares of common stock underlying convertible preferred stock and 12,500 warrants exercisable at $2.68 for two years, each issuable pursuant to a subscription agreement executed by the individual and the Company.

-----------------------------------------



Changes in Control

     We know of no arrangements, including the pledge of our securities by any person, that might result in a change in control.

                        FEDERAL INCOME TAX CONSIDERATIONS

General

     The following discusses U.S. federal income tax consequences of the distribution transactions to WYOG stockholders who hold WYOG common stock as a capital asset. The discussion which follows is based on the Internal Revenue Code, Treasury Regulations issued under the Internal Revenue Code, and judicial and administrative interpretations of the Code, all as in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not intended as a complete description of all tax consequences of the distribution, and in particular may not address U.S. federal income tax considerations applicable to WYOG stockholders who are subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment may include, for example:

     o    Corporations,

     o foreign persons (for income tax purposes, a non-U.S. person is a person who is not a citizen or a resident of the United States, or an alien individual who is a lawful permanent resident of the United States, or meets the substantial presence residency test under the federal income tax laws, or a corporation, partnership or other entity that is not organized in or under the laws of the United States or any state thereof or the District of Columbia),

     o    financial institutions,

     o    dealers in securities,

     o traders in securities who elect to apply a market-to-market method of accounting,

     o    insurance companies,

     o    tax-exempt entities,

     o holders who acquire their shares pursuant to the exercise of employee stock options or other compensatory rights, and

     o holders who hold WYOG common stock as part of a hedge, straddle, conversion or constructive sale.

     Further, no information is provided in this prospectus with respect to the tax consequences of the distribution under applicable foreign or state or local laws.

     WYOG stockholders are urged to consult with their tax advisors regarding the tax consequences of the distribution to them, as applicable, including the effects of U.S. federal, state, local, foreign and other tax laws.

     We have not requested, nor do we intend to request, a ruling from the Internal Revenue Service or an opinion of tax counsel that the distribution will qualify as a tax-free spin-off under U.S. tax laws. Under Section 355 of the Internal Revenue Code, one of the requirements under the U.S. Tax Laws for the transaction to constitute a tax-free spin-off is that both WYOG and us would have to be engaged in an active trade or business for at least five years preceding the transaction date. While WYOG may satisfy this requirement, we were only recently organized, and cannot satisfy that requirement. Accordingly, the distribution of our shares will not qualify as a tax-free distribution under relevant provisions of the Code.

     Based upon the assumption that the distribution fails to qualify as a tax-free distribution under Section 355 of the Code, then each WYOG stockholder receiving our shares of common stock in the distribution generally would be treated as if such stockholder received a taxable distribution in an amount equal to the fair market value of our common stock when received. This would result in:

     o a dividend to the extent paid out of WYOG current and accumulated earnings and profits at the end of the year in which the distribution occurs; then

     o a reduction in your basis in WYOG common stock to the extent that the fair market value of our common stock received in the distribution exceeds your share of the dividend portion of the distribution referenced above; and then

     o gain from the sale or exchange of WYOG common stock to the extent the amount received exceeds the sum of the portion taxed as a dividend and the portion treated as a reduction in basis.

     o each shareholder's basis in our common stock will be equal to the fair market value of such stock at the time of the distribution. If a public trading market for our common stock develops, we believe that the fair market value of the shares will be equal to the public trading price of the shares on the distribution date. However, if a public trading market for our shares does not exist on the distribution date, other criteria will be used to determine fair market value, including such factors as recent transactions in our shares, our net book value and other recognized criteria of value.

Since WYOG has not reported any earnings or profits since its inception, we believe that the entire amount of the distribution will be treated as a reduction in your basis combined with a gain from the exchange of WYOG common stock, depending on the fair market value of the NFE shares on the date of distribution. Following completion of the distribution, information with respect to the allocation of tax basis between WYOG and our common stock will be made available to the holders of WYOG common stock.

     The distribution of our common shares in the distribution will be treated by WYOG in the same manner as any other distribution of cash or property that WYOG may make. WYOG will recognize gain from the distribution of our common shares equal to the excess, if any, of the fair market value of our common shares that WYOG distributes, over WYOG tax basis in those shares.

Back-up Withholding Requirements

     U.S. information reporting requirements and back-up withholding may apply with respect to dividends paid on and the proceeds from the taxable sale, exchange or other disposition of our common stock unless the stockholder:

     o is a corporation or comes within certain other exempt categories and, when required, demonstrates these facts; or

     o provides a correct taxpayer identification number, certifies that there has been no loss of exemption from back-up withholding and otherwise complies with applicable requirements of the back-up withholding rules.

     A stockholder who does not supply WYOG with his, her or its correct taxpayer identification number may be subject to penalties imposed by the I.R.S. Any amount withheld under these rules will be creditable against the stockholder's federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from back-up withholding and the procedure for obtaining such exemption. If information reporting requirements apply to the stockholder, the amount of dividends paid with respect to the stockholder's shares will be reported annually to the I.R.S. and to the stockholder.

Federal Securities Laws Consequences

     NFE common stock distributed to WYOG stockholders in the distribution will be freely transferable under the Securities Act, except for securities received by persons who may be deemed to be affiliates of NFE under Securities Act rules. Persons who may be deemed to be affiliates of NFE after the distribution generally include individuals or entities that control, are controlled by or are under common control with NFE, such as our directors and executive officers. Persons who are affiliates of NFE generally will be permitted to sell their shares of NFE common stock received in the distribution only pursuant to Rule 144 under the Securities Act. However, because the shares received in the distribution are not restricted securities, the holding period requirement of Rule 144 will not apply. As a result, NFE common stock received by NFE affiliates pursuant to the distribution may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three-month period does not exceed the greater of one percent of the outstanding NFE common stock or the average weekly trading volume for NFE common stock during the preceding four-week period, and the securities are sold in "broker's transactions" and in compliance with certain notice provisions under Rule 144).

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     WYOG is incorporated in the State of Wyoming. Shareholders of WYOG, whose rights as shareholders are currently governed by Wyoming law, including the Wyoming Business Corporation Act ("WBCA") and WYOG's Articles of Incorporation and bylaws, will, upon effectiveness of the distribution, become shareholders of NFE, a Colorado corporation. As a result, their rights as shareholders of NFE will be governed by Colorado law and NFE's Articles of Incorporation and bylaws. The following is a summary of material differences in the rights of shareholders under Colorado and Wyoming law and the respective Company's' Articles of Incorporation and bylaws.

     The WBCA and corporate statutes of the State of Colorado are both based on the Model Business Corporation Act. Accordingly, the WBCA and Colorado Business Corporation Act ("CBCA") are similar. However, there are several variations in the provisions of each state's laws.

     Special Meetings of Stockholders.
     ---------------------------------
     The WBCA provides that special meetings of stockholders may be called by the board of directors, by the persons authorized to do so by the Articles of Incorporation or bylaws or by the holders of at least 10% of all votes entitled to be cast at a meeting of stockholders. The CBCA provides that a special meeting of stockholders shall be called at the request of the board of directors, by the person or persons authorized by the bylaws or resolution of the board of directors or by the holders of not less than 10% of all votes entitled to be cast by the stockholders. The Articles of Incorporation and bylaws of both WYOG and NFE provide that a special meeting may be called by the president, the board of directors or by the holders of at least 10% of the votes entitled to be cast at the meeting.


     Inspection Rights.
     ------------------
     With minor variations, both the WBCA and CBCA allow shareholders the right to inspect and copy, during regular business hours and upon not less than five business days advance notice, the following corporate documents:

     o    its Articles of Incorporation;
     o    its bylaws;
     o minutes of all shareholders meetings and all actions taken by shareholders without a meeting, for the past three years;
     o all written communications within the past three years to shareholders as a group or to the holders of any class of shares as a group;
     o a list of the name and business addresses of its current directors and officers;
     o    a copy of its most recent report filed with the Secretary of State;
          and
     o financial statements prepared for periods ending during the last three years.


In addition, the WBCA allows a shareholder who has been a holder of record for at least the past six months and who is the owner of at least 5% of all the outstanding shares of the corporation, to inspect and copy, during regular business hours and upon not less than five business days advance notice, the following documents if the demand is: (i) in good faith and for a proper purpose; (ii) he describes in reasonable particularity his purpose and the records that he desires; and (iii) the records are directly connected to his purpose:

     o    excerpts from minutes of any meeting of the board of directors;
     o    records of any action of a committee of the board of directors;
     o records of actions taken by the shareholders or board of directors without a meeting, to the extent not already subject to inspection;
     o    accounting records of the corporation; and
     o    the record of shareholders.

The CBCA provides a shareholder who has been such for at least three months preceding the demand who is a shareholder of at least 5% of all of the outstanding shares of any class outstanding and provided (i) that the demand is in good faith for a proper purpose; (ii) the shareholder describes with reasonable particularity the purpose and the record the shareholder desires to inspect; and (iii) the records are directly connected with the described purpose, the following:

     o    excerpts from minutes of any meeting of the board of directors;
     o    records of actions taken by the board of directors without a meeting;
     o excerpts from records of any action of a committee of the board of directors;
     o waivers of notice of any meeting of the shareholders, board of directors or committees of the board of directors;
     o    accounting records of the corporation; and
     o    the record of shareholders.

     Action By Consent of Stockholders.
     ----------------------------------
     Under both the WBCA and CBCA, any action required or permitted to be taken by the shareholders at a meeting may be taken without a meeting if the action is approved by all of the stockholders entitled to vote on the matter. The bylaws of both WYOG and NFE permit shareholders to take action without a meeting.

     Cumulative Voting and Election of Directors.
     --------------------------------------------
     The WBCA and Articles of Incorporation of WYOG allow shareholders to cumulate their votes for directors. This means that the shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting allows minority shareholders a greater opportunity to elect at least one director than non-cumulative voting. However, under the WBCA, shares otherwise entitled to vote cumulatively may not be voted cumulatively at a particular meeting unless: (i) the meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized; or (ii) a shareholder who has the rights to cumulate his votes gives notice to the corporation not less than 48 hours before the time set for the meeting of his intent to cumulate his votes. If one shareholder gives this notice, all shareholders in the same voting group participating in the election are allowed to cumulate their votes without giving further notice.


     Under the CBCA and Articles of Incorporation of NFE, cumulative voting is not allowed in the election of directors. Accordingly, every shareholder is entitled to vote for the election of directors all of the shareholder's votes for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote. Under the WBCA and CBCA, when cumulative voting is not allowed, directors are elected by a plurality, meaning that the number of candidates equaling the number of directors to be elected and having the highest number of votes cast in favor of their election are elected to the board of directors.

     Dividends and Repurchase of Stock.
     ----------------------------------
     Under both the WBCA and CBCA, distributions, including dividends, may be made by a corporation to its shareholders so long as, after giving effect to the distribution: (i) the corporation would be able to pay its debts as they become due in the usual course of business; and (ii) the corporation's total assets would be greater than the sum of its total liabilities plus the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Both the WBCA and CBCA allow a corporation to repurchase its stock without limitation as to capital surplus or other financial considerations.

     Classification of the Board of Directors.
     -----------------------------------------
     Both the WBCA and CBCA permit, but do not require, classification of directors. Each Act allows the board of directors to be divided into two or three classes, each as nearly equal in size as possible. Directors of the first class are then elected at the first annual shareholders' meeting after their election, the term of the second group expire at the second annual shareholders meeting and the term of the third group, if any, expires at the third annual shareholders meeting after their election. Staggering of directors helps perpetuate management of the corporation in the event of an unwanted take-over.

     Neither the Articles of Incorporation nor bylaws of WYOG allow for classification of directors. The Articles of Incorporation of NFE permit, but do not require, classification of directors. To date, the Board of NFE has not determined to stagger the term of any director.

     Removal of Directors.
     ---------------------
     Under both the WBCA and CBCA, directors may only be removed by a vote of shareholders or by judicial proceeding. Directors may be removed by the shareholders, with or without cause, unless the Articles of Incorporation provide that directors may only be removed for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized and in effect, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may only be removed if the number of votes cast to remove him exceeds the number of votes cast not to remove him. Neither the Articles of Incorporation of WYOG or NFE limit the removal of directors without cause.

     Vacancies on the Board of Directors.
     ------------------------------------
     Under the WBCA and CBCA, a vacancy on the board of directors, including a vacancy existing by reason of an increase in the size of the board, may be filled either by the shareholders, the board of directors or the remaining directors, though less than a quorum. However, under the Articles of Incorporation of WYOG, any vacancy existing by an increase in the number of directors may only be filled by election at an annual or special meeting of shareholders called for that purpose.


     Exculpation of Directors.
     -------------------------
     Under the WBCA, a director is not liable for any action taken as a director or officer, or any failure to take any action, if he or she performed the duties of his or her office in compliance with the standards of conduct for directors. These standards include: (i) discharging his duties in good faith; (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (iii) in a manner he reasonably believes to be in, or at least not opposed to, the best interest of the corporation.

     Under the WBCA, the board of directors of a Wyoming corporation may take into account the interests of the community and certain other "social" interests in evaluating the effect of any proposed action on the corporation, including the interests of the employees, vendors and suppliers of the corporation, the people of the community and economy of the State and the nation. The statutes of Colorado contain no recognition of these community and public interests.

     As permitted by the CBCA, the Articles of Incorporation of NFE eliminates the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty, so long as the director acted in good faith, did not breach his duties of loyalty to the corporation or its shareholders, the action did not involve intentional misconduct or a violation of the law, the director did not directly or indirectly derive an improper personal benefit, or did not involve unlawful distributions.

     Indemnification of Directors, Officers and Others.
     --------------------------------------------------
     Both the WBCA and CBCA authorize a corporation to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if:

     o    he conducted himself in good faith; and
     o he reasonably believed that his conduct was in or at least not opposed to the corporation's best interest; and
     o in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The WBCA also allows the corporation to indemnify a director for any action taken, or failure to take any action, as a director, except liability for:

     o    receipt of a financial benefit to which he is not entitled;
     o an intentional infliction of harm on the corporation or its shareholders;
     o    an intentional violation of criminal law; or
     o    an unlawful distribution.

Both the WBCA and CBCA mandate that directors shall be indemnified for their reasonable expenses in the event that a director is successful in the defense of any proceeding in which the director was a party due to his status as a director. Under the WBCA, the corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding, if it is determined that the director has not met the standard of conduct prescribed for a director; or (ii) in connection with a proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.


     Under the CBCA, a corporation may not indemnify a director: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable; or (ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

     The WBCA allows a corporation to indemnify its officers to a greater extent than the directors, if authorized by the Articles of Incorporation, bylaws, a resolution of the board of directors or contract, except in limited circumstances. The CBCA also allows a corporation to indemnify an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy and if provided for by the bylaws, general or specific action of its board of directors, shareholders, or contract.

     The Articles of Incorporation of WYOG permit the corporation to indemnify each director and each officer, their heirs, executors and administrators, against expenses reasonable incurred or liability incurred except in relation to which the director or officer shall be finally adjudged to be liable for fraud or misconduct. The Articles of Incorporation of NFE permit the corporation to indemnify any director, officer, employee or agent of the corporation to the full extent permitted by the CBCA.

     Interested Director Transactions.
     ---------------------------------
     Both the WBCA and CBCA provide that no transaction between a corporation and one or more of its directors or an entity in which one or more of its directors has a financial interest shall be void or voidable solely for that reason or solely because the director is present at, participates in or votes at the meeting of the board of directors or committee which authorizes the transaction. In order for that transaction not to be found void or voidable, one of the following circumstances must exist:

     o the material facts as to the director's interest were disclosed or known to the board of directors or a committee of the board of directors and the board of directors or committee authorized, approved or ratified the transaction;

     o the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or known to the shareholders who are entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified by a vote of the shareholders; or
     o    the conflicting interest transaction is fair to the corporation.


     Under both the WBCA and CBCA, the vote of the board of directors or committee approving, authorizing or ratifying the conflicting interest transaction may be made by a majority of the disinterested directors though less than a quorum, although the WBCA does not allow such a vote by a single director. In addition, the CBCA requires that the vote of the directors, a committee of the directors or the shareholders be made in good faith.

     Sales, Lease or Exchange of Assets and Mergers.
     -----------------------------------------------
     Both the WBCA and CBCA require the approval of directors and the vote of the holders of a majority of the outstanding stock entitled to vote thereon for the sale, lease or exchange for all or substantially all of the corporation's property and assets not in the ordinary course of business. Similarly, both Acts require the approval of the directors and the vote of the holders of a majority of the outstanding stock entitled to vote for the merger of the corporation with or into another corporation or the merger of another corporation with or into that corporation, except in limited circumstances.

     Provisions of the Wyoming statutes also include the "Management Stability Act." The provisions of theses statutes are designed to provide existing management of certain corporations' comfort regarding their tenure in relation to certain business transactions. Provisions of those statutes limit business combinations with interested stockholders (those holding 15% or more of company's stock), protects shareholders from takeovers from outside parties without compliance with Wyoming law and limits control share acquisitions. The provisions of the Management Stability Act apply to certain publicly traded companies with assets in excess of $10 million. Since WYOG did not have assets in excess of that amount at the end of its most recent fiscal year, February 28, 2003, provisions of the Management Stability Act would not presently apply. However, if WYOG acquired additional assets in the future, such provisions may apply. Colorado has no similar set of statutes.

     Amendments to Charter.
     ----------------------
     Under the WBCA, amendments to the Articles of Incorporation require the approval of the directors and the vote of the holders of a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenter's rights and a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote thereon as a class, unless the Articles of Incorporation or bylaws require a different proportion. The Articles of Incorporation and bylaws of WYOG do not provide a greater proportion.

     Under the CBCA, amendments to the Articles of Incorporation require the approval of the directors and the vote of the holders of a majority of the outstanding stock of each voting group entitled to vote thereon as a class.

     Amendment to Bylaws.
     --------------------
     Under the WBCA, bylaws may be amended by the shareholders or the board of directors. However, the board of directors may not amend or repeal a bylaw that is amended or repealed by the shareholders and for which the shareholders expressly preclude further action by the board of directors.

     Under the CBCA, bylaws may also be amended by the board of directors or the shareholders.

     Appraisal Rights.
     -----------------
     Dissenters' rights, under which shareholders are entitled to obtain the fair value of their shares, are similar under the WBCA and CBCA. However, shareholders are entitled to appraisal rights in slightly more circumstances under the CBCA than the WBCA.

     Under both the WBCA and CBCA, a shareholder is entitled to dissent from, and to obtain payment of the fair value of his shares, in the event of the following corporate actions:

     o consummation of a plan of merger to which the corporation is party, if shareholder approval is required or if the corporation is a subsidiary that is merged with its parent;
     o consummation of a plan of share exchange to which the corporation is party as the corporation whose shares will be acquired; or
     o consummation of a sale of all, or substantially all, of the property of the corporation, if the shareholders are entitled to vote.

The WBCA also provides dissenters' rights in the event of an amendment to the Articles of Incorporation that materially and adversely affects the rights in respect of a dissenters' shares.

     Under the CBCA, shareholders are also entitled to dissenters' rights in the event of a reverse stock split that reduces the number of shares owned by a shareholder to a fraction of a share or to script. Such provision is not contained in the WBCA.

     Under the CBCA, shareholders are not entitled to dissent and obtain payment for their shares if such shares were either listed on a national security exchange, or on the national market system of the National Association of Securities Dealers automated quotation system or were held of record by more than 2,000 shareholders. This provision is not contained in the WBCA.

     Stockholder Preemptive Rights.
     ------------------------------
     Both the WBCA and CBCA provide that unless otherwise specified in the Articles of Incorporation, shareholders are not entitled to preemptive rights to acquire shares of the corporation. Neither the Articles of Incorporation of WYOG or NFE provide for preemptive rights.


                         DESCRIPTION OF OUR COMMON STOCK

     Our authorized capital consists of 50,000,000 shares of common stock, $.001 par value and 25,000,000 shares of Preferred Stock, $.001 par value. We currently have 3,193,904 shares of common stock issued and outstanding.

Common Stock

     Each share of common stock is entitled to one vote at all meetings of shareholders. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock. Our Articles of Incorporation prohibit cumulative voting in the election of directors. In the event of liquidation, dissolution or winding up of the Company, holders of shares of common stock will be entitled to receive on a pro rata basis all assets of the Company remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our Preferred Stock.

     All of our issued and outstanding common stock is, and, when distributed according to the terms of the offering will be, fully paid and non-assessable and are not subject to any future call.

     Over-the-counter stocks are very risky. The over-the-counter markets for securities such as envisioned for our common stock historically have experienced extreme price and volume fluctuations during certain periods. This is true partially due to limited trading volume in OTC securities. These broad market fluctuations and other factors, such as trends in our industry and the investment markets generally, as well as economic conditions, may adversely affect the market price of our common stock.

     We have not applied to have our shares listed on Nasdaq, and do not plan to do so in the foreseeable future. As a result, trading, if any, in our securities will be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet Nasdaq listing requirements, or in what are commonly referred to as the "pink sheets." As a result, you will find it substantially more difficult to dispose of our securities. You will also find it difficult to obtain accurate information about, and/or quotations as to the price of, our common stock.

Preferred Stock

     The Articles of Incorporation vest our Board of Directors with authority to divide the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and the Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
(iii) whether Preferred Stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on Preferred Stock in the event of involuntary or voluntary liquidation;
(v) sinking fund or other provisions, if any, for redemption or purchase of Preferred Stock; (vi) the terms and conditions by which Preferred Stock may be converted, if the Preferred Stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any.

     As of the date of this prospectus, we have no preferred shares issued, although we intend to issue some in the near future. We have accepted a subscription from two investors to sell 100,000 shares of a convertible preferred stock in a private placement. The Series A Convertible Preferred Stock will have an issue price of $5.00 per share, bear interest at the rate of 18% per annum and be convertible into common stock at the rate of $2.68 per share. The dividend on this preferred stock is payable monthly in arrears.


Warrants

     We have outstanding a total of 46,625 warrants to acquire our common stock exercisable at a price of $4.00. All of these warrants expire in March 2005. The warrants contain customary anti-dilution provisions which protect the holders from stock splits, dividends and certain other corporate action. We have also accepted a subscription for an additional 12,500 warrants with an exercise price of $2.68, each exercisable until March 1, 2006. These warrants will be issued in the near future.

Certain Provisions of Our Articles of Incorporation

     Pursuant to provisions of our Articles of Incorporation, cumulative voting is not permitted in the election of directors. As a result, a simple majority of the shares outstanding and entitled to vote at a meeting at which a quorum of shares is present can elect our entire Board of Directors. This provision will have the effect of limiting any voice which purchasers of our common stock may have in the affairs of the Company.

     Shareholders of our Company are not entitled to preemptive rights with regard to any of our common stock. As a result, we can issue common stock to third parities in the future which would have the effect of diluting a shareholder's interest in the Company.

Transfer Agent

     While we currently act as our own transfer agent, we intend to appoint Corporate Stock Transfer, Inc. ("CST") in Denver as transfer agent for our common stock following the date of this prospectus. CST is located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 and its telephone number is (303) 282-4800.

                       WHERE YOU CAN FIND MORE INFORMATION

     You may read and copy any document we file at the Commission's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at http://www.sec.gov.

     We have filed with the Commission a Registration Statement on Form SB-2 to register the shares of our common stock. This prospectus is part of that Registration Statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the Registration Statement. For further information about us or our common stock, you may refer to the Registration Statement and to the exhibits filed as part of the Registration Statement. The description of all agreements or the terms of those agreements contained in this prospectus are specifically qualified by reference to the agreements, filed or incorporated by reference in the Registration Statement.

     We are not currently subject to the informational filing requirements of the Exchange Act. However, as a result of this offering, we will become subject to these requirements and will file periodic reports, including annual reports containing audited financial statements, reports containing unaudited interim financial statements, quarterly and special reports, proxy statements and other information with the Commission. We will provide without charge to each person who receives this prospectus copies of our reports and other information which we file with the Commission. Your request for this information should be directed to our President Paul G. Laird, at our corporate office in Colorado Springs, Colorado. You can also review this information at the public reference rooms of the Commission and on the Commission's website as described above.


                                  LEGAL MATTERS

     We have been advised on the legality of the shares included in this prospectus by Dufford & Brown, P.C., of Denver, Colorado.


                                 OUR ACCOUNTANTS

     On April 1, 2004, we engaged Stark Winter Schenkein & Co., LLP as our principal accountant and independent auditor for the fiscal year ended February 28, 2003 and simultaneously accepted the resignation of Maurice M. Morton, CPA, our former accountant. This decision was approved by our Board of Directors on April 1, 2004.

     The reports of Maurice M. Morton, CPA for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During our two most recent fiscal years and the subsequent interim period through April 1, 2004, there were no disagreements with Mr. Morton on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Mr. Morton, would have caused Mr. Morton to make reference to the matter in his report. Further, there were no reportable events as that term is described in
Item 304(a)(1)(iv)(B) of Regulation S-B during any of those periods.

     During the two most recent fiscal years and the interim period from the end of the last fiscal year to April 1, 2004, we have not consulted Stark Winter Schenkein & Co., LLP regarding any matter requiring disclosure in this prospectus.

                                     EXPERTS

     Our financial statements as of February 28, 2003 and for the year then ended included in this prospectus and referred to elsewhere in the registration statement, have been included in reliance on the report of Stark Winter Schenkein & Co., LLP, our independent certified public accountants. Our financial statements as of February 28, 2002 and for the year then ended included in this prospectus and referred to elsewhere in the registration statement, have been included in reliance on the report of Maurice M. Morton, CPA. These financial statements have been included on the authority of these firms as experts in accounting and auditing.

                            NEW FRONTIER ENERGY, INC.

                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE PERIOD ENDED FEBRUARY 28, 2003

                                TABLE OF CONTENTS
                                                                        Page
                                                                       ------

       Independent Auditors' Report                                      1
       Independent Auditor's Report                                      2

       Consolidated Financial Statements
            Balance Sheet                                                3
            Statements of Operations                                     4
            Statements of Changes in Stockholder's Equity                5
            Statements of Cash Flows                                     6

       Notes to Consolidated Financial Statements                        7

                         REPORT OF INDEPENDENT AUDITORS


Shareholder and Board of Directors
New Frontier Energy, Inc.

We have audited the accompanying consolidated balance sheet of New Frontier Energy, Inc.(a Development Stage Company) as of February 28, 2003, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Frontier Energy, Inc. (a Development Stage Company) as of February 28, 2003, and the results of its operations, and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Stark Winter Schenkein & Co. LLP
------------------------------------



Denver, Colorado
April 2, 2004

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



Board of Directors and Shareholders
New Frontier Energy, Inc.
Colorado Springs, Colorado

I have audited the accompanying consolidated statements of operations, changes in stockholders' equity and cash flows of New Frontier Energy, Inc. and subsidiary (A Development Stage Company) for the year ended February 28, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements of New Frontier Energy, Inc. (A Development Stage Company) referred to above present fairly, in all material respects, results of its operations and changes in its stockholders' equity and its cash flows for the year ended February 28, 2002, in conformity with accounting principles generally accepted in the United States of America.



                                               /s/ Maurice M. Morton
                                               ---------------------
                                               Maurice M. Morton
                                               Certified Public Accountant

May 23, 2003, except for Note 6
  of which the date is June 30, 2003
Casper, Wyoming

                            New Frontier Energy, Inc.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                February 28, 2003

   ASSETS

CURRENT ASSETS
      Cash                                                          $        88
      Accounts receivable                                                10,648
      Due from sale of properties (Note 11)                             375,000
      Due from officers - advances (Note 9)                              17,000
                                                                    -----------
             Total current assets                                       402,736
                                                                    -----------

Property and equipment, net of accumulated depreciation
  of $ 75,404 (Notes 2, 3 and 11)                                     2,765,462
                                                                    -----------

Other assets
      Other assets                                                        7,021
      Production payment receivable, net (Note 11)                       90,000
      Organization costs, net                                               400
                                                                    -----------
                                                                         97,421
                                                                    -----------

                                                                    $ 3,265,619
                                                                    ===========

              LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
      Accounts payable                                              $    37,712
      Accrued expenses ($198,000 related parties) (Note 9)              296,470
      Due to officers (Note 9)                                           19,500
      Due to Wyoming Oil & Minerals, Inc. (Note 9)                      210,629
      Current portion of long-term debt (Note 3)                        146,911
                                                                    -----------
             Total current liabilities                                  711,222
                                                                    -----------

Long-term debt (Note 3)                                                 385,148
                                                                    -----------

STOCKHOLDER'S EQUITY (Notes 5, 6 and 10)
      Preferred stock:  25,000,000 shares authorized,
        $0.001 par value, none issued and outstanding                        --
      Common stock: 50,000,000 shares authorized,
        $.001 par value, 3,193,904 share issued and
        outstanding                                                       3,194
      Additional paid in capital                                      3,392,361
      (Deficit) accumulated during the development stage             (1,226,306)
                                                                    -----------
                                                                      2,169,249
                                                                    -----------

                                                                    $ 3,265,619
                                                                    ===========




        See accompanying notes to the consolidated financial statements.

                            New Frontier Energy, Inc.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF OPERATIONS


                                                                                  Cumulative from
                                                       For the Year Ended         January 7, 2000
                                                          February 28,            (Inception) to
                                                       2003         2002 (a)    February 28, 2003
                                                  -----------   ------------    -----------------
Operating revenues
       Oil and gas sales                          $       690    $        --    $            690
       Consulting fees                                  4,610             --               4,610
                                                  -----------    -----------    ----------------
                                                        5,300             --               5,300
                                                  -----------    -----------    ----------------

Operating expenses

       Exploration costs, including dry holes          59,703         61,987             121,690
       Abandoned properties                            53,414             --              53,414
       Lease operating expenses                         5,070          6,668              11,738
       General and administrative                     363,757        469,748             904,152
       Depreciation, depletion and amortization        18,852          4,015              22,784
                                                  -----------    -----------    ----------------
             Total operating expense                  500,796        542,418           1,113,778
                                                  -----------    -----------    ----------------

(Loss) from operations                               (495,496)      (542,418)         (1,108,478)
                                                  -----------    -----------    ----------------

Other income (expense)
       Interest income                                     --          4,788               4,788
       Interest expense                               (22,232)       (94,857)           (122,616)
                                                  -----------    -----------    ----------------
             Other income (expense), net              (22,232)       (90,069)           (117,828)
                                                  -----------    -----------    ----------------

(Loss) before income taxes                           (517,728)      (632,487)         (1,226,306)

Income taxes
       Current                                             --             --                  --
       Deferred                                            --             --                  --
                                                  -----------    -----------    ----------------
                                                           --             --                  --
                                                  -----------    -----------    ----------------

Net (loss)                                        $  (517,728)   $  (632,487)   $     (1,226,306)
                                                  ===========    ===========    ================

Net loss per common share
       Basic and diluted                          $     (0.16)   $     (0.20)   $          (0.38)
                                                  ===========    ===========    ================

Weighted average shares outstanding
       Basic and diluted                            3,193,904      3,193,904           3,193,904
                                                  ===========    ===========    ================


(a) Represents the consolidated results of operations of New Frontier Energy, Inc. and its wholly owned subsidiary, Skyline Resources, Inc. from June 21, 2001 (date of acquisition) to February 28, 2002.





        See accompanying notes to the consolidated financial statements.


                            New Frontier Energy, Inc.
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY
              FROM INCEPTION (January 7, 2000) to February 28, 2003

                                                                                                        Deficit
                                                                                                      Accumulated
                                                                Common Stock         Additional          During
                                                              $.001 Par Value         Paid-in       the Development
                                               Date        Shares          Amount     Capital            Stage          Total
                                           -------------------------    ---------   ------------   ---------------   ----------
Inception, January 7, 2000
     Shares issued for $0.001 per share    January 2000    4,200,000    $   4,200    $        --    $         --      $    4,200
     Net loss for the period from
      inception to February 28, 2000                                                                      (2,373)         (2,373)
                                                         -----------    ---------    -----------    ------------      ----------
Balance February 28, 2000                                  4,200,000        4,200             --          (2,373)          1,827
     Shares issued for $0.10 per share     May 2000          575,000          575         56,925                          57,500
     Shares issued for services            December 2000      40,000           40          9,058                           9,098
     Shares issued at $0.10 per share      January 2001      600,000          600         59,400                          60,000
     Offering expenses                                                                    (1,000)                         (1,000)
     Net loss for the year                                                                               (73,717)        (73,717)
                                                         -----------    ---------    -----------    ------------    ------------
Balance February 28, 2001                                  5,415,000        5,415        124,383         (76,091)         53,707
                                           March 2001
     Shares issued for $1.00 per share to  July 2001         974,500          975        973,525                         974,500
     Conversion of bridge
       loan to stock at $0.75 per share    June 2001         465,006          465        348,289                         348,755
     Conversion of bridge
       loan to stock at $1.00 per share    August 2001       115,000          115        114,885                         115,000
     Conversion of bridge loan interest
      to stock at $0.75 per share          June 2001           2,911            3          2,181                           2,184
      to stock at $1.00 per share          August 2001         5,506            6          5,500                           5,506
     Acquisition of Skyline
       Resources, Inc.                     June 2001       1,579,000        1,579      1,335,386                       1,336,965
     Convert issued and
       outstanding common
       stock to one share                  February 2002  (8,556,922)      (8,557)         8,557                              --
     Net loss for the year                                                                              (632,487)       (632,487)
                                                         -----------    ---------    -----------    ------------    ------------

Balance, February 28, 2002                                         1           --      2,912,707        (708,578)      2,204,129
     Assets contributed by
       Wyoming Oil & Minerals - net        February 2002                       --        482,848              --         482,848
     Stock split - 12,775,616 to 1         February 2002  12,775,615       12,776        (12,776)             --              --
     Reverse stock split - 4  to 1         February 2002  (9,581,712)      (9,582)         9,582              --              --
     Net loss for the year                                                     --             --        (517,728)       (517,728)
                                                         -----------    ---------    -----------    ------------    ------------

Balance, February 28, 2003                                 3,193,904    $   3,194    $ 3,392,361    $ (1,226,306)   $  2,169,249
                                                         ===========    =========    ===========    ============    ============




        See accompanying notes to the consolidated financial statements.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                            For the Year Ended          January 7, 2000
                                                                               February 28,              (Inception) to
                                                                            2003         2002 (a)      February 28, 2003
                                                                        ------------   ------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                           $  (517,728)   $  (632,487)   $      (1,226,306)
     Adjustments to reconcile net (loss) to net cash
       provided by (used in) operating activities:
          Depreciation, depletion and amortization                           18,852          4,015               22,784
          Abandonment of  oil and gas property                               53,414             --               53,414
          Common stock issued in lieu of cash for interest expense                                                9,874
          Common stock issued for services                                                                        9,098
          (Increase) decrease in assets:
             Accounts receivable                                             (8,312)        53,606               47,294
          Increase (decrease) in liabilities:
             Accounts payable                                               (18,735)       (56,052)             (74,787)
             Accrued expenses                                               234,890         98,553              330,207
                                                                        -----------    -----------    -----------------
       Net cash used in operating activities                               (237,619)      (532,365)            (828,423)
                                                                        -----------    -----------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Proceeds from sale of property and equipment                            37,635             --               37,635
     Purchase of  property and equipment                                    (44,944)      (135,420)            (180,364)
     Advances to officers                                                   (17,000)            --              (17,000)
     Other assets                                                             3,135         (8,156)              (7,021)
                                                                        -----------    -----------    -----------------
       Net cash provided by investing activities                            (21,174)      (143,576)            (166,750)
                                                                        -----------    -----------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Cash received through purchase of Skyline Resources, Inc.                   --         15,728               15,728
     Increase in notes payable                                                   --      1,003,738            1,003,738
     Repayment of notes payable                                             (17,930)      (200,554)            (218,484)
     Common stock subscribed                                                     --         60,000                   --
     Operating advances from parent                                         254,579             --              254,579
     Operating advances to Skyline Resources, Inc.                               --     (1,175,000)          (1,175,000)
     Advances from officer                                                   19,500             --               19,500
     Proceeds from issuance of common stock                                      --        974,501            1,095,200
                                                                        -----------    -----------    -----------------
       Net cash provided by financing activities                            256,149        678,413              995,261
                                                                        -----------    -----------    -----------------

DECREASE IN CASH                                                             (2,644)         2,472                   88

BEGINNING BALANCE                                                             2,732            260                   --
                                                                        -----------    -----------    -----------------

ENDING BALANCE                                                          $        88    $     2,732    $              88
                                                                        ===========    ===========    =================

Cash paid for interest                                                  $       536    $       151    $             687
                                                                        ===========    ===========    =================

Supplemental schedule of non-cash investing
   and financing activities:
       Transfer of assets and liabilities by parent corporation, net    $   482,849    $        --    $         482,849
       Vehicles purchased for $76,701 in exchange for
         notes payable of $64,993                                       $        --    $    64,993    $          64,993
       Issuance of 1,579,000 shares of common stock
         pursuant to acquisition of subsidiary                          $        --    $ 1,336,965    $       1,336,965
       Forgiveness of operating advances to subsidiary                  $        --    $ 1,175,000    $       1,175,000
       Conversion of bridge loans and related interest to stock         $        --    $   471,443    $         471,443
       Due on sale of properties (reduction of basis)                   $   375,000    $        --    $         375,000
       Conversion of bridge loans and related interest parent's stock   $   632,997                   $         623,997



(a) Represents the consolidated results of operations of New Frontier Energy, Inc. and its wholly owned subsidiary, Skyline Resources, Inc. from June 21, 2001 (date of acquisition) to February 28, 2002.








        See accompanying notes to the consolidated financial statements.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Organization
     ------------

     New Frontier Energy, Inc. (the "Company") was incorporated as Storage Finders.com under the laws of Colorado on January 7, 2000. In March, 2001 the Company changed its name to New Frontier Energy, Inc. The Company is a natural gas and oil exploration company operating primarily in Colorado and Wyoming. The Company is considered to be in the development stage as defined by Statement of Financial Accounting Standards No. 7 (SFAS 7), "Accounting and Reporting by Development Stage Enterprises." Activities through February 28, 2003, include the raising of capital through equity and debt financing, acquiring undeveloped leasehold interests and drilling on these leasehold interests.

     Effective February 6, 2002, Wyoming Oil & Minerals, Inc. ("Wyoming") completed a share exchange with the Company. Under the terms of the share exchange, the shareholders of the Company have surrendered their shares in exchange for shares of Wyoming. The Company's shareholders became shareholders in Wyoming, and the Company became a wholly owned subsidiary of Wyoming.

     Principles of Consolidation
     ---------------------------

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The Company's only subsidiary at February 28, 2003 is Skyline Resources, Inc. ("Skyline").

     Revenue Recognition
     -------------------

     The Company recognizes oil and gas revenue from its interests in producing wells as oil and gas is produced and sold from those wells. The Company had minimal oil and gas revenue for the years ended February 28, 2003 and 2002.

     Accounts Receivable
     -------------------

     The Company uses the direct write off method for bad debts which expenses uncollectible accounts in the year they become uncollectible. Any difference between this method and the allowance method is not material.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     ------------------------------------------

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Net Income (Loss) per Common Share
     ----------------------------------

     The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income
     (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Fair Value of Financial Instruments
     -----------------------------------

     Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and accrued expenses and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand.

     Business Combinations
     ---------------------

     Business combinations have been accounted for under the purchase method of accounting and include the results of operations of the acquired business from the effective date of acquisition. The costs to acquire companies, including transaction costs, have been allocated to the underlying net assets of the acquired company in proportion to their respective fair values.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     ------------------------------------------

     Accounting for Oil and Gas Activities
     -------------------------------------

     The Company uses the successful efforts method of accounting for oil and gas producing activities. Under this method, acquisition costs for proved and unproved properties are capitalized when incurred. Exploration costs, including geological and geophysical costs, the costs of carrying and retaining unproved properties and exploratory dry hole drilling costs, are expensed. Development costs, including the costs to drill and equip development wells, and successful exploratory drilling costs that locate proved reserves, are capitalized. In addition, the Company limits the total amount of unamortized capitalized costs to the value of future net revenues, based on current prices and costs.

     Revenues from the sale of oil and gas production are recognized when title passes, net of royalties.

     Depreciation, Depletion and Amortization
     ----------------------------------------

     Depreciation and depletion of the capitalized costs for producing oil and gas properties are provided by the unit-of-production method based on proved oil and gas reserves. Uncompleted wells and equipment are reflected at the Company's incurred cost and represent costs of drilling and equipping oil and gas wells that are not completed as of the balance sheet date. The costs of unproved leases which become productive are reclassified to proved properties when proved reserves are discovered in the property. Unproved oil and gas interests are carried at original acquisition costs including filing and title fees.

     Other Property and Equipment
     ----------------------------

     Other property and equipment consists of furniture, fixtures and equipment and are recorded at cost and depreciated using the straight-line method over the estimated useful lives of three to five years. Maintenance and repairs are charged to expense as incurred.

     Income Taxes
     ------------

     The Company accounts for income taxes in accordance with SFAS No. 109 which requires the liability method of accounting for income taxes. The liability method requires the recognition of deferred tax assets and liabilities for future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     ------------------------------------------

     Recent Pronouncements
     ---------------------

     In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equities," which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equities. SFAS No. 150 applies specifically to a number of financial instruments that issuers have historically presented in their financial statements as equity, or between the liabilities and equity sections of the balance sheet, rather than as liabilities. Generally, SFAS No. 150 is effective for financial instruments issued or modified after May 31, 2003 and is otherwise effective for interim periods beginning after June 15, 2003. The adoption of SFAS No. 150 will not have a material effect on the Company's financial statements.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends SFAS 133 to clarify the definition of a derivative and incorporate many of the implementation issues cleared as a result of the Derivatives Implementation Group process. This statement is effective for contracts entered into or modified after June 30, 2003, and should be applied prospectively after that date. The adoption of SFAS 149 will not have a material effect on the financial statements.

     In December 2002, the FASB issued SFAS 148 "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of SFAS 123." SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value-based method of accounting prescribed by APB 25. As allowed by SFAS 123, the Company has elected to continue to apply the intrinsic value-based method of accounting, and has adopted the disclosure requirements of SFAS 123. The Company currently does not anticipate adopting the provisions of SFAS 148.

     In July 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 provides new guidance on the recognition of costs associated with exit or disposal activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 supercedes previous accounting guidance provided by the Emerging Issues Task Force (EITF) Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 by the Company did not have a material impact on the Company's financial position, results of operations, or cash flows.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     ------------------------------------------

     Recent Pronouncements (continued)
     ---------------------------------

     In April 2002, the FASB issued SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt" which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," will now be used to classify those gains and losses. The provisions of SFAS 145 related to the classification of debt extinguishment are effective for years beginning after May 15, 2002. The adoption of SFAS 145 by the Company will not have a material impact on the Company's financial position, results of operations, or cash flows.

     In June 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations" was issued. SFAS No. 143 establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. Required disclosures include a general description of the asset retirement obligation and the associated long-lived assets and the fair value of assets that are legally restricted for purposes of settling asset retirement obligations. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. Management believes that the adoption of SFAS No. 143 will have no material effect on the Company's financial statements.

2.   PROPERTY AND EQUIPMENT
     ----------------------

     Property and equipment consists of the following:

         Proved oil and gas properties                        $       106,000
         Unproved oil and gas properties                            2,644,473
         Vehicles                                                      76,701
         Office furniture and equipment                                13,692
                                                                --------------
                                                                    2,840,866
         Less accumulated depreciation and depletion                  (75,404 )
                                                                --------------

                                                              $     2,765,462
                                                                ==============

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

3.   LONG-TERM DEBT
     --------------

     The Company had long-term debt as follows:

           Note payable to a bank, due in quarterly
                payments of $38,000 including interest
                at .75% above Wall Street Journal prime
                (4.25% at February 28, 2003), maturity
                date March 18, 2005, secured by preferred
                stock of a third party.                             $   485,550

           Note payable to Ford Motor Credit, due in
                monthly payments of $972 at 0% financing,
                maturity date March 14, 2005, collateralized
                by vehicle.                                              23,329

           Note payable to GMAC, due in monthly payments
                of $705 including interest at 5.9%, maturity
                date March 15, 2006, collateralized by vehicle.          23,180
                                                                    ------------
                                                                        532,059
           Less current portion                                        (146,911)
                                                                    ------------

                                                                    $   385,148
                                                                    ============


     Estimated maturities on long-term debt are as follows:

                                          February 28, 2004      $     146,911
                                                       2005            154,547
                                                       2006            230,601
                                                                 --------------

                                                                 $     532,059
                                                                 ==============

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

4.   INCOME TAXES
     ------------

     The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized. The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The Company's estimated effective tax rate of 38.95% is offset by a reserve due to the uncertainty regarding the realization of the deferred tax asset. It is more likely than not that the net tax deferred benefits will not be realized.

     The provision (benefit) for income taxes consist of the following components:

                                                         2003             2002
                                                     -----------     -----------
                               Current               $       ---     $       ---
                              Deferred               $       ---     $       ---

     The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

                                                            2003                2002
                                                        ------------       -------------
             Deferred tax assets:
                 Net operating loss carryforwards       $ 1,154,391        $    923,293
             Deferred tax liabilities:
                 Property and equipment                    (397,542)           (392,259)
                                                        ------------       -------------
                                                            756,849             531,034
             Less valuation allowance                      (756,849)           (531,034)
                                                        ------------       -------------

                                                        $       ---        $        ---
                                                        ============       =============

     The change in the deferred tax asset valuation for the period ended February 28, 2003 was approximately $225,815 increase.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

4.   INCOME TAXES (continued)
     ------------

     A reconciliation of the statutory U.S. federal rate and effective rates is as follows:

                      Statutory U.S. federal rate              34.00 %
                      State income taxes                        4.95
                                                            ---------
                                                               38.95 %
                                                            =========

     The Company's provision for income taxes differs from applying the statutory U.S. federal income tax rate to income before income taxes. The primary differences result from providing for state income taxes and from deducting certain expenses for federal income tax purposes but not for financial statement purposes.

     The Company has a consolidated tax loss carryforward of $2,963,776, which expires through 2021. However, because of the Section 382 limitation, the portion of the Company's total net operating loss carryforward which may be utilized through expiration is not currently known but it is more likely than not that the tax loss carryforwards will not be utilized before expiration.

5.   STOCKHOLDER'S EQUITY
     --------------------

     The Company has issued stock purchase warrants related to the issuance of "bridge" loans (18,750 related party).

                     Date        Expiration        Price           Number
                    Issued          Date         Per Share       of Shares
                 ------------   ------------   --------------   ------------
                  09-14-2000     03-15-2005    $        1.00         20,833
                  09-14-2000     09-14-2003             1.00          4,167
                  03-14-2001     03-14-2003             1.00         16,250
                  04-03-2001     04-03-2003             1.00          2,500
                  07-15-2001     07-15-2003             1.00          2,875
                                                                ------------
                                                                     46,625
                                                                ============

     On February 28, 2003, New Frontier Energy, Inc. received net assets of $482,848 related to oil and gas production and exploration from its parent Wyoming Oil & Minerals, Inc., in anticipation of a spin-off of New Frontier Energy, Inc. and its subsidiary, Skyline Resources, Inc. from Wyoming Oil & Minerals, Inc. (the parent). A spin-off constitutes a distribution to the Wyoming Oil & Minerals, Inc. shareholders of the subsidiary's stock.


6.   STOCK SPLIT
     -----------

     On May 29, 2003, the Board of Directors authorized up to a 16,000,000 to 1 split of common stock to stockholders of record on June 30, 2003 for the purpose described in Note 11. Stockholders' equity and loss per share amounts in the accompanying financial statements have been adjusted for the split as of June 30, 2003 amounting to 12,775,616 shares outstanding as of that date.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

7.   COMMITMENTS
     -----------

     The Company is subject to extensive federal, state and local environmental laws and regulations. These requirements, which change frequently, regulate the discharge of materials into the environment. The Company believes it is in compliance with existing laws and regulations.

8.   IMPAIRMENT OF LONG-LIVED ASSETS
     -------------------------------

     SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", requires that an asset be evaluated for impairment when the carrying amount of an asset exceeds the sum of the undiscounted estimated future cash flows of the asset. In accordance with the provisions of SFAS No. 144, the Company reviews the carrying values of its long-lived assets whenever events or changes in circumstances indicate that such carrying values may not be recoverable. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets is determined based on quoted market prices in active markets, if available, or upon the present values of expected future cash flows using discount rates commensurate with the risks involved in the asset group. The long-lived assets of the Company, which are subject to evaluation, consist primarily of oil and gas properties and oil field service equipment. There were no impairments required for the fiscal years ended February 28, 2003 or 2002.

9.   RELATED PARTIES
     ---------------

     The Company rents its Lakewood, Colorado office from a related party at $400 per month on a month-to-month basis.

     Related party receivables and payables are as follows:

          Due from officers - advances                           $      17,000
          Accrued expenses due officers - accrued salaries            (198,000)
          Due to officers                                              (19,500)
          Due to Wyoming                                              (210,629)

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

10.  BUSINESS ACQUISITION
     --------------------

     Effective June 21, 2001 the Company acquired all of the issued and outstanding shares of Skyline, a natural gas and oil exploration company. The business combination has been accounted for as a purchase. The results of operations of Skyline have been included in the accompanying consolidated financial statements since the date of acquisition. In exchange for all of the issued and outstanding shares of Skyline, the Company issued 1,579,000 shares of its common stock valued at $1,386,965 and forgave an outstanding loan to Skyline of $1,175,000. The purchase price was allocated as follows:

                Cash                                          $     15,730
                Other current assets                                59,557
                Oil and gas properties                           2,866,863
                Liabilities assumed                               (380,185)

     The assets acquired and liabilities assumed were recorded at their fair market value. There was no goodwill recorded as a result of the purchase.

     The following pro forma (unaudited) information assumes that the acquisition took place at the beginning of the year ended February 28, 2002.

                Net sales                                     $          -
                Net (loss)                                    $   (798,476)
                                                              =============
                Net (loss) per share: -
                  Basic and fully diluted                     $       (.06)
                                                              =============

11.  SALE OF OIL AND GAS PROPERTIES AND RETAINED PRODUCTION PAYMENT
     --------------------------------------------------------------

     The Company sold certain oil and gas properties for a total sales price of $160,000. The Company received a promissory note in the amount of $160,000 collateralized by the property. The note bears an imputed interest rate of 6%. The purchaser is obligated to make payments out of the gross revenue generated from the existing wells on the property plus any additional wells drilled at the rate of 15% of gross revenues after royalties and taxes. Payments are to commence on or before May 25, 2003 and to continue until paid in full. Purchaser also agreed to spend a minimum of $50,000 on or before June 1, 2003 in improvements to the properties. The sale is recorded as a retained production payment in the amount of $90,000 after giving effect to the imputed interest and the fair value of the properties transferred. No gain or loss was recognized in the exchange.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

11.  SALE OF OIL AND GAS PROPERTIES AND RETAINED PRODUCTION PAYMENT (CONTINUED)
     -------------------------------------------------------------------------

     The Company sold a 36.67% interest in certain oil and gas properties for a total sales price of $400,000 in cash and $500,000 carried interest in its remaining 30% interest. Under the provisions of SFAS No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies" the $400,000 was recorded as a reduction of basis and the Company records no cost in future drilling costs until its share of costs exceeds $500,000. No gain or loss was recognized in the exchange. Per the Purchase and Sale Agreement dated February 17, 2003, $25,000 was paid at the time the letter of intent was entered into on January 14, 2003, and the $375,000 was to be paid upon execution of the Participation Agreement. The Company was paid the $375,000 on March 26, 2003.

12.  MARKET RISK
     -----------

     The Company's major market risk exposure is in the pricing applicable to its oil and gas production. Realized pricing is primarily driven by the prevailing worldwide price for crude oil and spot prices applicable to its natural gas production. Historically, prices received for oil and gas production have been volatile and unpredictable and price volatility is expected to continue.

13.  LITIGATION
     ----------

     The Company had been advised that the Company's subsidiary, Skyline Resources, Inc., had been named in a civil lawsuit arising from an indemnification agreement allegedly executed on behalf of Skyline. The threat apparently arose from a lease option agreement executed by the Company in 2002. Effective January 23, 2004, Skyline and another party agreed to pay a total of $25,000 on or by February 23, 2004, in settlement of the case pending in the United States District Court of the District of Colorado.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

14.  SUBSEQUENT EVENTS
     -----------------

     Employment Agreements
     ---------------------

     In June 2003, the Company entered into written employment agreements with the executive officers. The employment agreements have a one- year term beginning June 1, 2003, are automatically renewable for subsequent one-year periods unless terminated by either party and call for annual compensation of $85,000 per year each for the two officers. The compensation is subject to annual escalations based on cost of living and merit increases approved by the Board.

     Each employment contract includes an arrangement for severance pay in the event the employee is terminated without "cause." In that event, the employee would be entitled to compensation at the annual rate for a period of one year from the date of termination. The agreements also provide for up to two months of pay if the employee is disabled and cannot work.

     Equity Incentive Plan
     ---------------------

     On June 6, 2003, the Board of Directors adopted the New Frontier Energy, Inc. Stock Option and Stock Grant Plan ("The Plan"). The Plan allows for the issuance of incentive (qualified) options, non-qualified options and the grant of stock or other equity incentives to employees, consultants, directors and others providing service of special significance to our company. The Plan is administered by a committee to be appointed by the Board of Directors, or in the absence of that appointment, by the Board itself. The Plan provides for the issuance of up to 625,000 shares or options. No option may be exercised more than ten years from the date of grant. The Plan expires in 2013. As of April 2, 2004, options to purchase a total of 50,000 shares of common stock at an exercise price of $1.00 per share have been granted to two officers pursuant to the Plan.

     Property & Equipment
     --------------------

     In August 2003, the Company transferred two vehicles, with a cost basis of $76,701 and accumulated depreciation of $24,397 to two former officers and current directors and reduced accrued compensation by $45,000. The net proceeds to the Company were $37,009, net of payroll taxes. The Company recognized a loss in the amount of $15,295 as other expenses.

     Commitment
     ----------

     The Company entered into a lease for office space with and an affiliate of the Company's president. The lease is effective October 1, 2003 for a one-year term. The lease provides for the payment of $1,500 per month plus utilities and other incidentals.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

14.  SUBSEQUENT EVENTS (continued)
     -----------------

     Long-term Debt
     --------------

     On October 28, 2003, the Company executed a new promissory note for the bank loan which had a principal balance of $387,440. The interest rate is Wall Street Journal Prime plus 1% or 5% per annum on the date of execution. The loan matures March 15, 2005. The note provides for quarterly payments of principal and interest of $38,000 beginning on December 15, 2003. The loan is collateralized by the assignment of investment property and securities of a third party.

     Production Payment Receivable
     -----------------------------

     At February 28, 2003, the Company had a net Production Payment Receivable of $90,000 for the sale of certain oil and gas properties in October 2002. The original promissory note was in the face amount of $160,000. (See Note
     11). On November 12, 2003, the Company entered into an agreement that provides the principal be reduced to $80,000 with interest at 6% per annum.

     Purchase and Sale Agreement
     ---------------------------

     On February 23, 2004, the Company as "Seller" entered into a Purchase and Sale Agreement with a Wyoming corporation to sell certain oil and gas properties located in Johnson County, Wyoming. The purchaser agreed to assume all liabilities in connection with the purchase of the properties including any and all plugging costs, environmental cleanup costs, site restoration costs, or any other cost or liabilities that may result in the future. To assist in defraying these potential costs, the Company agreed to pay Purchaser the sum of $15,000 at closing. In addition, the Company paid a finder's fee of $5,000 to a third party.

     Reverse Split of Common Stock
     -----------------------------

     On March 3, 2004, the Board of Directors authorized up to a 4 to 1 reverse split of common stock to stockholders of record in order to facilitate the marketability and liquidity of the common stock based on the current market conditions and other relevant factors. Stockholders' equity and loss per share amounts in the accompanying financial statements have been adjusted for the split.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

14.  SUBSEQUENT EVENTS (continued)
     -----------------------------

     Series A Convertible Preferred Stock
     ------------------------------------

     On March 1, 2004, the Board of Directors authorized the designation of 100,000 shares of preferred stock, $0.001 par value per share, as Series A Convertible Preferred Stock. The issue price of the Series A Convertible Preferred Stock will be $5.00 per share. The holders of the Series A Convertible Preferred Stock shall be entitled to receive cash dividends at the annual rate equal to 18% of the $5.00 issue price per share or $.90 per share, payable monthly, in arrears. Dividends on each share of Series A Convertible Preferred Stock shall begin to accrue and shall cumulate from the date of original issue of such share.

     At any time on or after the six-month anniversary of the effective date of the Corporation's Registration Statement on Form SB-2, SEC File No. 333-106832, each holder of shares of Series A Convertible Preferred Stock may, at his or her option, convert any or all such shares (in minimum increments of 10,000 shares per exercise, if for less than all shares owned), into fully paid and non-assessable shares of common stock, $.001 par value ("Common Stock"). Shares of Series A Convertible Preferred Stock are convertible into that number of shares of Common Stock obtained by dividing the Issue Price of the aggregate number of shares of Preferred Stock being converted plus any accrued but unpaid dividends by an amount equal to $2.68.

     In March 2004, the Company accepted a subscription from two investors for 10 Units at a price of $50,000 per Unit, or $500,000 total. Each Unit consists of 10,000 shares of Series A Convertible Preferred Stock and a warrant to purchase 1,250 shares of the Common Stock of the Company at exercise price of $2.68 per share. Each warrant is exercisable for a period of two years from the date the subscription is accepted by the company.

15.  SUPPLEMENTARY OIL AND GAS INFORMATION (Unaudited)
     -------------------------------------------------

     Capitalized Costs
     -----------------

     Capitalized costs relating to the Company's oil and gas producing activities as of February 28, 2003 are as follows:

                  Producing  properties                          $     106,000
                  Unproved properties                                2,644,473
                                                                 --------------

                                                                 $   2,750,473
                                                                 ==============

                  Accumulated depreciation and depletion         $      52,918
                                                                 ==============

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                                February 28, 2003

15.  SUPPLEMENTARY OIL AND GAS INFORMATION (Unaudited) (Continued)
     -------------------------------------------------

     Costs incurred in oil and gas property acquisition, exploration and
     -------------------------------------------------------------------
     development activities
     ----------------------

     Costs incurred in oil and gas property acquisition, exploration and development activities, including capital expenditures, are summarized as follows for the year ended February 28, 2003 (all in the United States):

               Property acquisition costs:
                 Proved properties                      $      ---
                 Unproved properties                    $  154,940
                 Exploration costs                      $   59,703
                 Development costs                      $      ---

     Results of operations for oil and gas producing activities

     The results of operations for oil and gas producing activities, excluding capital expenditures and corporate overhead and interest costs, are as follows for the year ended February 28, 2003 (all in the United States):

                 Revenues                               $      690
                 Production costs                           (5,070)
                 Exploration costs                         (59,703)
                 Depreciation and depletion                    ---
                                                        ----------

                                                        $  (64,083)
                                                        ==========

     Oil and Gas Reserve Quantities
     ------------------------------

     In accordance with SFAS Statement No. 69 "Disclosure About Oil and Gas Activities," the Company presents estimates of oil and gas reserves in order to assist the reader in making an evaluation of the Company's reserves. Inherent in the reserve evaluation process are numerous risks associated with attempting to quantify unknown volumes and unknown costs.

     The estimates of ending proved reserves and related valuations were not computed. A majority of the Company's oil and gas revenues derives from overriding royalty interests. Because of the nature of the interest, the Company does not have access to the necessary information to calculate reserve quantities.

     SFAS Statement No. 69, "Disclosures About Oil and Gas Activities," prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has not presented that information because of the nature of the Company's interests precludes obtaining the information necessary for the presentation.

                            NEW FRONTIER ENERGY, INC.

                          (A Development Stage Company)

                   CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

                     FOR THE PERIOD ENDED NOVEMBER 30, 2003

                                TABLE OF CONTENTS
                                                                          Page
                                                                        --------



     Consolidated Financial Statements
          Balance Sheet                                                    1
          Statements of Operations                                         2
          Statements of Cash Flows                                         3
          Notes to Consolidated Financial Statements                       4

                                                                               1


                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEET
                                November 30, 2003
                                   (UNAUDITED)


                                                            ------------
                                  ASSETS
CURRENT ASSETS
      Cash                                                   $   209,173
      Accounts receivable, trade                                   2,903
      Accounts receivable, employees                              10,000
      Prepaid expenses                                             1,493
                                                             -----------
            Total current assets                                 223,569
                                                             -----------

Property and equipment, net of accumulated depreciation
  and depletion of $78,217                                     2,716,153
                                                             -----------

OTHER ASSETS
      Production payment receivable, net                          44,432
      Other                                                        7,222
                                                             -----------
                                                                  51,654
                                                             -----------

                                                             $ 2,991,376
                                                             ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                       $    36,120
      Accrued expenses                                            82,431
      Current portion of long-term debt                          152,000
                                                             -----------
            Total current liabilities                            270,551
                                                             -----------

Long-term debt                                                   235,440
                                                             -----------


      Preferred stock, 25,000,000 shares authorized
         $.001 par value, none issued and outstanding                 --
      Common stock, 50,000,000 shares authorized,
        $.001 par value, 3,193,904 issued and outstanding          3,194
      Additional paid in capital                               4,188,243

      (Deficit) accumulated during the development stage      (1,706,052)
                                                             -----------
                                                               2,485,385
                                                             -----------

                                                             $ 2,991,376
                                                             ===========


        See accompanying notes to the consolidated financial statements.

                                                                               2

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                   Period From         Period From       January 7, 2000
                                                  March 1, 2003       March 1, 2002       (Inception) to
                                                   November 30,        November 30,        November 30,
                                                      2003                 2002                2003
                                                  --------------      -------------       --------------
Operating revenues
       Oil and gas sales                          $     17,406        $        690        $    18,0960
       Services sales                                       --               4,610               4,610
                                                  ------------        ------------        ------------
                                                        17,406               5,300              22,706
                                                  ------------        ------------        ------------
Operating expenses
       Exploration costs, including dry holes           29,911              22,208             151,601
       Abandoned properties                                 --                  --              53,414
       Lease operating expenses                         26,475               8,699              38,213
       General and administrative                      373,421             284,923           1,277,573
       Depreciation, depletion and amortization         33,745              14,138              56,529
                                                  ------------        ------------        ------------
            Total operating expense                    463,552             329,968           1,577,330
                                                  ------------        ------------        ------------

(Loss) from operations                                (446,146)           (324,668)         (1,554,624)
                                                  ------------        ------------        ------------

Other income (expense)
       Gain (loss) on sale of assets                   (15,276)                 --             (15,276)
       Interest income                                      47                  --               4,835
       Interest expense                                (18,371)            (16,124)           (140,987)
                                                  ------------        ------------        ------------
            Other income (expense), net                (33,600)            (16,124)           (151,428)
                                                  ------------        ------------        ------------

(Loss) before income taxes                            (479,746)           (340,792)         (1,706,052)

Income taxes
       Current                                              --                  --                  --
       Deferred                                             --                  --                  --
                                                  ------------        ------------        ------------
                                                            --                  --                  --
                                                  ------------        ------------        ------------

Net (loss)                                        $   (479,746)       $   (340,792)       $ (1,706,052)
                                                  ============        ============        ============


Net loss per common share
       Basic and diluted                          $      (0.15)       $      (0.11)       $      (0.53)
                                                  ============        ============        ============

Weighted average shares outstanding
       Basic and diluted                             3,193,904           3,193,904           3,193,904
                                                  ============        ============        ============





        See accompanying notes to the consolidated financial statements.

                                                                               3

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                            Period From      Period From      January 7, 2000
                                                                           March 1, 2003    March 1, 2002      (Inception) to
                                                                            November 30,     November 30,       November 30,
                                                                           -------------    -------------     ---------------
                                                                                2003             2002              2003
                                                                           ------------     ------------      ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)                                                             $  (479,746)     $  (340,792)       $(1,706,052)
    Adjustments to reconcile net (loss) to net cash
       provided by (used in) operating activities:
         Depreciation, depletion and amortization                               33,745           14,138             56,529
         Loss on disposition of assets                                          15,276               --             15,276
         Write off production payment receivable                                45,000               --             45,000
         Abandonment of oil and gas property                                        --               --             53,414
         Common stock issued in lieu of cash for interest expense                   --               --              9,874
         Common stock issued for services                                           --               --              9,098
         (Increase) decrease in assets:
           Accounts receivable                                                   7,745          (11,865)            55,039
           Accounts receivable, employees                                        7,000           (8,500)             7,000
           Due on sale of properties                                           375,000               --                 --
           Prepaid expense                                                      (1,493)              --             (1,493)
         Increase (decrease) in liabilities:
           Accounts payable                                                     (1,593)         (12,932)            36,120
           Accrued expenses                                                   (206,089)         130,087             49,631
                                                                           -----------      -----------        -----------

       Net cash (used in) operating activities                                (205,155)        (229,864)        (1,370,564)
                                                                           -----------      -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Advances from officers                                                     (19,500)          19,500                 --
    Other assets                                                                   568            3,134             (7,022)
    Proceeds from sale of property and equipment                                37,008               --            449,642
    Purchase of property and equipment                                         (36,588)         (40,608)          (247,653)
                                                                           -----------      -----------        -----------

       Net cash provided by (used in) investing activities                     (18,512)         (17,974)           194,967
                                                                           -----------      -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Proceeds from notes payable                                                  1,831               --          1,007,825
    Payment of notes payable                                                  (146,450)         (13,261)          (390,935)
    Payments to former parent                                                 (224,129)              --           (224,129)
    Cash advances from former parent                                           151,500           79,356            406,079
    Contributions to capital from former parent                                650,000          181,083            650,000
    Cash received through acquisition of Skyline Resources, Inc.                    --               --             15,730
    Operating advances to Skyline Resources, Inc.                                   --               --         (1,175,000)
    Proceeds from issuance of common stock                                          --               --          1,095,200
                                                                           -----------      -----------        -----------

       Net cash provided by financing activities                               432,752          247,178          1,384,770
                                                                           -----------      -----------        -----------

INCREASE (DECREASE) IN CASH                                                    209,085             (660)           209,173

BEGINNING BALANCE                                                                   88            2,732                 --
                                                                           -----------      -----------        -----------

ENDING BALANCE                                                             $   209,173      $     2,072        $   209,173
                                                                           ===========      ===========        ===========

Cash paid for interest                                                     $    52,639      $     4,512        $    79,743
                                                                           ===========      ===========        ===========


Supplemental schedule of non-cash investing and financing activities:
       Contribution to capital by parent                                   $   115,766                         $   115,766
       Conversion of bridge loans and related interest to parent's stock                    $   500,000        $ 1,123,997
       Transfer of assets and liabilities by parent corporation, net                                           $   482,849
       Vehicles purchased for $76,701 in exchange for
         notes payable of $64,993                                                                              $    64,993
       Issuance of 1,579,000 shares of common stock
         pursuant to acquisition of subsidiary                                                                 $ 1,336,965
       Forgiveness of operating advances to subsidiary                                                         $ 1,175,000
       Conversion of bridge loans and related interest to stock                                                $   471,443




        See accompanying notes to the consolidated financial statements.

                            NEW FRONTIER ENERGY, INC.
                          (A Development Stage Company)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               NOVEMBER 30, 2003


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Organization and Nature of Business

     The Company was incorporated January 7, 2000 under the laws of Colorado. The Company engages principally in the exploration, development and production of oil and gas, which is mainly in Wyoming and Colorado. Effective June 20, 2001 the Company acquired 100% of Skyline Resources, Inc.

     Principles of Consolidation
     ---------------------------

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated.

     Unaudited Statements
     --------------------

     The financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These financials statements include all of the adjustments, which, in the opinion of management, are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature only. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year. These financial statements should be read in conjunction with the audited financial statements at February 28, 2003.

2.   SPIN-OFF:
     --------

     In June 2003, the former parent company, Wyoming Oil & Minerals, Inc.'s Board of Directors approved a dividend in the form of the common stock of its subsidiary, New Frontier Energy, Inc. The dividend will be paid in the form of one share of New Frontier common stock for every four shares of common stock of Wyoming Oil & Minerals, Inc. In connection with the dividend, New Frontier Energy, Inc. has filed a Form SB-2 registration statement to register its Common Stock to be issued as a dividend. The Securities and Exchange Commission must approve the registration statement before the shares are distributed to the shareholders. As a result of the dividend, New Frontier Energy, Inc. will trade as a separate company once the registration statement is declared effective. Shareholders of record of Wyoming Oil & Minerals as of the close of business on June 30, 2003, the record date, will be issued a certificate representing one share of New Frontier Energy, Inc. for each four shares of Wyoming Oil & Minerals, Inc., which are held by a trustee until the registration statement is approved.

3    RELATED PARTY TRANSACTIONS:
     --------------------------

     In August 2003, the Company transferred two vehicles, with a cost basis of $75,701 and accumulated depreciation of $24,397 to two former officers and current directors and reduced accrued compensation by $45,000. The Company recognized a loss in the amount of $15,295 as other expense.

     In September 2003, the Company transferred office furniture and equipment with a cost basis of $11,315 and accumulated depreciation of $6,336 to an entity controlled by two former officers and current directors in exchange for $5,000 in consulting from that entity. The Company recognized a gain of $20 offsetting the other expenses from sale of property.

   You should  rely  only on the information
contained  in  this document  or  that we have
referred  you  to.   We  have  not  authorized           3,193,904 Shares
anyone  to provide  you with  information that
is different.  This prospectus is not an offer
to sell common stock and  is not soliciting an
offer to buy common stock in  any state  where            NEW FRONTIER
the offer or sale is not permitted.                       ENERGY, INC.

          ----------------------

     Until _____________, 2004  (90 days after            Common Stock
the date of this prospectus), all dealers effecting transaction in the shares offered by this prospectus - whether or not participating in the offering - may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.


          -------------------                          ------------------
           TABLE OF CONTENTS                               PROSPECTUS
                                                       ------------------


Caption

Summary.............................................1
Risk Factors........................................2
Forward-Looking Statements.........................10
The Distribution...................................10
Management's Discussion and Analysis or
Plan of Operation..................................16
Business...........................................24
Management.........................................30
Security Ownership of Certain Beneficial
Owners and Management..............................37     _________, 2004
Federal Income Tax Considerations..................39
Comparison of Shareholders' Rights.................42
Description of Our Common Stock....................48
Where You Can Find More Information................50
Legal Matters......................................51
Experts............................................51
Consolidated Financial Statements.................F-1

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Included in prospectus beginning at page 33.

Item 25. Other Expenses of Issuance and Distribution

          Description of Expenses                               Amount
          -----------------------                            -----------
          SEC filing fee.....................................$     175.50
          Legal fees and expenses............................   25,000.00
          Accounting fees and expenses.......................    5,000.00
          Blue Sky filing fees and expenses..................    1,500.00
          Printing...........................................    2,500.00
          Transfer agent fees and expenses...................    1,000.00
          Miscellaneous......................................    4,824.50

          Total                                                $40,000.00

Item 26. Recent Sales of Unregistered Securities

     The following information describes securities sold by New Frontier Energy, Inc. within the past three years without registration under the Securities Act of 1933 ("the Securities Act"):

     On January 10, 2000, the Company issued a total of 4,200,000 shares of its common stock to five individuals for a total of $4,200, or $.001 per share. Each of these individuals was an officer or director of the Company or its administrative assistant.

     In May and July 2000, the Company issued an additional 575,000 shares of its common stock to six individuals for a total sale proceeds of $57,500, or $.10 per share. Each of the purchasers had a preexisting relationship with officers or directors of the Company.

     On December 12, 2000, the Company issued 40,000 of its common stock to an attorney for legal services rendered to the Company in an amount equal to $9,098.12. The attorney had provided legal services to the Company since its inception.

     In January 2001, the Company issued a total of 600,000 shares to two individuals for proceeds of $60,000. This purchaser also had a preexisting relationship with the certain officers and directors of the Company.

     In each of the foregoing cases, the Company relied on the nonpublic offering exemption provided by Section 4(2) of the Securities Act. Because of their relationship to the Company and the officers or directors of the Company, each of the purchasers was afforded access to the type of information that would have been contained in a registration statement. Each offeree had such knowledge and experience in financial and business matters that he could evaluate the merits and risks of the investment. Each of the certificates representing the common stock issued in those transactions was embossed with a legend restricting transfer in accordance with applicable rules and the Company maintained stop transfer procedures with regard to the shares.

     Between March and July 2001, the Company issued a total of 974,500 shares of its common stock to 43 individuals or entities for total proceeds of $974,500, or $1 per share. In this offering, the Company relied on the exemption provided by Rule 504 of Regulation D for this offering. No form of public solicitation was utilized in connection with the offering of these shares. Also, all of the certificates representing common stock issued by the Company contained a legend restricting transfer under applicable provisions of the Securities Act.

     Also in May 2001, the Company issued $1,500,000 face amount promissory notes in a placement to five individuals or entities. The Company relied on the exemption provided by Rule 506 of Regulation D. The Company reasonably believed that each of the purchasers was an "accredited investor" within the meaning of Rule 501 of Regulation D. No form of public solicitation was used in connection with the offering of these notes. Further, the Company reasonably believed that each of the individuals or representatives of the entities had sufficient knowledge and experience to be able to evaluate the merits and risks of the investments. Finally, the Company took steps to insure that the notes were restricted from transfer.

     In June 2001, the Company issued 1,579,000 additional shares of its common stock to the former shareholders of Skyline Resources, Inc., which the Company acquired in a share exchange. The Company also relied on the exemption provided by Rule 506 of Regulation D. No form of public advertising was used in connection with the offering. Each of the former Skyline shareholders executed a subscription agreement confirming his or her status as an accredited investor under Rule 501, and that such shareholder had sufficient knowledge and experience to be able to evaluate the merits and risks of the offering. Also, each of the Company's certificates was restricted from transfer under applicable provisions of the Securities Act.

     In the second half of calendar 2001, the Company converted $463,744 in previously issued face amount promissory notes to 580,006 shares of its common stock. The Company also relied on the exemption from registration provided by Rule 506. The Company reasonably believed that each of these shareholders was an accredited investor as defined in Rule 501. No form of public solicitation was used and certificates representing the stock were restricted from resale.

     Following acquisition of the Company by Wyoming Oil & Minerals, Inc., the 8,556,922 shares then outstanding was split and converted into one share. Subsequently, in connection with the proposed distribution described in this registration statement, the one share of the Company owned by WYOG was split into 12,775,616 shares to facilitate the proposed distribution. Finally, the 12,775,616 shares were reduced to 3,193,904 on March 3, 2004 in connection with a reverse split of all outstanding stock.

     In March 2004, we accepted a subscription from two individuals to purchase 100,000 shares of preferred stock in a private placement. The subscription was temporarily structured as a loan pending finalization and filing of the necessary documents with the Secretary of State to authorize the preferred stock. As soon as that is accomplished, expected in the near future, the loan will automatically convert to preferred stock. The Company also relied on the exemption provided by Rule 506 of Regulation D. No form of public advertising was used in connection with the offering. Each of the investors executed a subscription agreement confirming his or her status as an accredited investor under Rule 501, and that such individual had sufficient knowledge and experience to be able to evaluate the merits and risks of the offering. Also, each of the Company's stock certificates will be restricted from transfer under applicable provisions of the Securities Act and legends will be put on the certificates to reflect that fact.

Item 27. Exhibits

1    Not applicable.

2    Not applicable.

3.1 Articles of Incorporation of the Company as filed on January 7, 2000 with the Colorado Secretary of State

3.2 Articles of Amendment to the Articles of Incorporation filed on March 7, 2001 with the Colorado Secretary of State

3.3  Bylaws of the Company

3.4  Form of Articles of Amendment to the Articles of Incorporation

4.1  Form of Certificate for Common Stock

4.2  Warrant Certificate for purchase of common stock dated March 1, 2004

5    Opinion re: legality of securities - Included with Exhibit 23.2

8    Not applicable.

9    Not applicable.

10.1 Form of Equity Incentive Plan

10.2(1) Purchase and Sale Agreement between Skyline Resources, Inc. and Cedar
        Ridge LLC dated February 17, 2003

10.3(1) Participation Agreement between Skyline Resources, Inc. and Cedar Ridge
        LLC dated March 24, 2003

10.4(1) Operating Agreement between Cedar Ridge LLC, Operator and Skyline
        Resources, Inc., and Slaterdome Gas, Inc. Non-Operators dated February 28, 2003

10.5  Form of Employment Agreement

10.6  Wyoming Oil & Minerals, Inc. Distribution Trust dated June 6, 2003

10.7  Marketing Agreement for Nucla Prospect

10.8  Office Lease Agreement

10.9  Letter Agreement between Skyline and NRG

10.10 Trust Agreement for the Wyoming Oil & Minerals, Inc. Trust

10.11 Subscription and Registration Rights Agreement between the Company and certain accredited investors

11    Not applicable.

15    Not applicable.

16*   Letter on change in certifying accountant

21    Subsidiaries of the Registrant

23.1* Consent of Maurice M. Morton, CPA.

23.2* Consent of Stark Winter Schenkein & Co., LLP

23.3  Consent of Dufford & Brown, P.C.

24 Power of Attorney (included in the signature page to this registration statement)

25    Not applicable.

26    Not applicable.

99    Not applicable.

-------------------------------
*Filed herewith.

1 Filed by Wyoming Oil & Minerals, Inc. as an Exhibit to its Form 8-K filed dated March 27, 2003 and incorporated herein by reference.

-------------------------------

Item 28. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the County of Arapahoe, State of Colorado on this 12th day of April 2004.



                            NEW FRONTIER ENERGY, INC.

                            By:  /s/ Paul G. Laird
                                 ---------------------------------
                                     Paul G. Laird, President and
                                     Chief Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of New Frontier Energy, Inc., do hereby constitute and appoint Paul G. Laird or Les Bates to be our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Paul G. Laird           President, and Chief               April 12, 2004
------------------------    Executive Officer
Paul G. Laird

/s/ Les Bates               Treasurer, Chief Accounting        April 12, 2004
------------------------    and Financial Officer, Secretary
Les Bates                   and Director

/s/ Bill M. Conrad          Director                           April 12, 2004
------------------------
Bill M. Conrad

/s/ Raymond E. McElhaney    Director                           April 12, 2004
------------------------
Raymond E. McElhaney

/s/ Grant I. Gaeth          Director                           April 12, 2004
------------------------
Grant I. Gaeth

                                  EXHIBIT INDEX

     The following Exhibits are filed or incorporated by reference as part of this registration statement on Form SB-2.

Item No. Description


1    Not applicable.

2    Not applicable.

3.1 Articles of Incorporation of the Company as filed on January 7, 2000 with the Colorado Secretary of State

3.2 Articles of Amendment to the Articles of Incorporation filed on March 7, 2001 with the Colorado Secretary of State

3.3  Bylaws of the Company

3.4  Form of Articles of Amendment to the Articles of Incorporation

4.1  Form of Certificate for Common Stock

4.2  Warrant Certificate for purchase of common stock dated March 1, 2004

5    Opinion re: legality of securities - Included with Exhibit 23.2

8    Not applicable.

9    Not applicable.

10.1 Form of Equity Incentive Plan

10.2(1) Purchase and Sale Agreement between Skyline Resources, Inc. and Cedar
        Ridge LLC dated February 17, 2003

10.3(1) Participation Agreement between Skyline Resources, Inc. and Cedar Ridge
        LLC dated March 24, 2003

10.4(1) Operating Agreement between Cedar Ridge LLC, Operator and Skyline
        Resources, Inc., and Slaterdome Gas, Inc. Non-Operators dated February 28, 2003

10.5  Form of Employment Agreement

10.6  Wyoming Oil & Minerals, Inc. Distribution Trust dated June 6, 2003

10.7  Marketing Agreement for Nucla Prospect

10.8  Office Lease Agreement

10.9  Letter Agreement between Skyline and NRG

10.10 Trust Agreement for the Wyoming Oil & Minerals, Inc. Trust

10.11 Subscription and Registration Rights Agreement between the Company and certain accredited investors

11    Not applicable.

15    Not applicable.

16*   Letter on change in certifying accountant

21    Subsidiaries of the Registrant

23.1* Consent of Maurice M. Morton, CPA.

23.2* Consent of Stark Winter Schenkein & Co., LLP

23.3  Consent of Dufford & Brown, P.C.

24 Power of Attorney (included in the signature page to this registration statement)

25    Not applicable.

26    Not applicable.

99    Not applicable.


-------------------------------
 * Filed herewith.

1 Filed by Wyoming Oil & Minerals, Inc. as an Exhibit to its Form 8-K filed dated March 27, 2003 and incorporated herein by reference.

--------------------------------------------